UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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NUMEREX CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUMEREX CORP.
3330 Cumberland Blvd SE, Suite 700
Atlanta, Georgia 30339

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 16, 2014
11:00 a.m. Eastern Time

Dear Shareholders:

Notice is hereby given that the 2014 annual meeting of shareholders (the “Annual Meeting”) of Numerex Corp, a Pennsylvania corporation (the “Company”), will be held on Friday, May 16, 2014 at 11:00 a.m. Eastern Time in the Terrace Level Conference Center at the City View Building, 3330 Cumberland Blvd SE, Atlanta, Georgia 30339 for the following purposes:

1.	To elect seven nominees to serve as directors of the Company;
2.	To ratify the appointment of Grant Thornton LLP, as the independent accountants of the Company;
3.	To vote on the Advisory Resolution on Executive Compensation;
4.	To adopt the 2014 Stock and Incentive Plan; and
5.	To transact such other business as may properly come before the Annual Meeting and any postponement(s) or adjournment(s) thereof.

Only shareholders of record as of the close of business on March 17, 2014 are entitled to receive notice of, to attend, and to vote at the Annual Meeting.

Under rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is pleased to make this Proxy Statement and the Company’s Annual Report to Shareholders available on the internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.  The Company believes these rules allow it to provide you with the information you need while lowering delivery costs and reducing the environmental impact of the Annual Meeting.   This Proxy Statement will be made available to shareholders on or about April 4, 2014.

You are cordially invited to attend the Annual Meeting in person. However, to ensure your vote is counted at the Annual Meeting, please vote as promptly as possible as provided in the Notice.

Sincerely,

/s/ Stratton J. Nicolaides
Stratton J. Nicolaides
Chairman and CEO

/s/ Andrew J. Ryan
Andrew J. Ryan
General Counsel and Secretary

Atlanta, Georgia
April 2, 2014

NUMEREX CORP.
3330 Cumberland Blvd SE, Suite 700
 Atlanta, Georgia 30339

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Why am I receiving these materials and why did I receive a one-page Notice of Internet Availability of Proxy Materials in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

These materials are being made available in connection with the Company's solicitation of proxies for use at the Annual Meeting, to be held on Friday, May 16, 2014 at 11:00 a.m. Eastern Time, and any postponement(s) or adjournment(s) thereof. Under SEC rules, the Company is making this Proxy Statement and the Company’s Annual Report to Shareholders available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received the Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described in the Notice, which contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

What is included in the proxy materials?

These proxy materials include:

●	the Proxy Statement for the Annual Meeting; and
•	the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 6, 2014 (the “Annual Report”).

If you requested printed versions of these materials by mail as provided in the Notice, these materials also include the printed proxy card for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

Shareholders will vote on four items at the Annual Meeting:

•	the election to the Board of the seven nominees named in this Proxy Statement (Proposal 1);
•	ratification of the appointment of Grant Thornton LLP as the independent accountants of the Company (Proposal 2);
•	to vote on Advisory Resolutions on Executive Compensation (Proposal 3); and
•	to adopt the 2014 Stock and Incentive Plan (Proposal 4).

Who may vote at the Annual Meeting?

As of the close of business on March 17, 2014 (the “Record Date”), there were 18,857,722 shares of the Company's common stock issued and outstanding, held by 122 shareholders of record. Only shareholders of record as of the Record Date are entitled to receive notice of the Annual Meeting and vote their shares as provided in the Notice. Each share of the Company's common stock has one vote on each matter.

What are the Board's voting recommendations?

The Board recommends that you vote your shares:
•	“FOR” each of the nominees to the Board (Proposal 1);
•	“FOR” ratification of the appointment of Grant Thornton LLP (Proposal 2);
•	“FOR” approval of the Advisory Resolution on Executive Compensation (Proposal 3); and
•	“FOR” adoption of the 2014 Stock and Incentive Plan (Proposal 4).

What is the difference between a shareholder of record and a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer
& Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

If I am a shareholder of record of the Company's shares, how do I vote?

There are four ways to vote:
•	In person. If you are a shareholder of record, you may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.
•	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.
•	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and sending it back in the envelope provided.

 If I am a beneficial owner of shares held in street name, how do I vote?

There are four ways to vote:
●	In person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.
●	Via the Internet. You may vote by proxy via the Internet by visiting the website designated in the Notice and entering the control number found in the Notice.
●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.
●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and sending it back in the envelope provided.

What is the quorum requirement for the Annual Meeting?

The holders of a majority of the shares entitled to vote at the Annual Meeting must be present at Annual Meeting for the transaction of business. This is called a quorum. (If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.) Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, or abstentions, if you:
•	are present and vote in person at the Annual Meeting; or
•	to have voted on the Internet, by telephone or by properly submitting a proxy card or vote instruction form by mail.

How are proxies voted?

All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted and, where a shareholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the shareholder's instructions.

What happens if I do not give specific voting instructions?

Shareholders of Record.  If you are a shareholder of record and you:
•	vote via the Internet or by telephone by following the instructions on the Notice you received; or
•	sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting. See the section entitled “Other Matters” below.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of the SEC and the national securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters.

Who will serve as the inspector of election?

Richard A. Flynt, CFO of the Company, will serve as the inspector of election.

Who pays for this proxy solicitation?

This proxy is solicited by the Board, and the cost of solicitation will be paid by the Company. Additional solicitation may be made by mail, personal interview, telephone, or facsimile by Company personnel, who will not be additionally compensated for such effort. The cost of any such additional solicitation will be borne by the Company.

Which ballot measures are considered “routine” or “non-routine”?

Brokerage firms have authority under NASDAQ guidelines to vote customers' shares for which they have not received voting instructions on certain "routine" matters, but may not vote for non-routine matters unless they have received voting instructions. Routine matters include the ratification of the Company's principal independent accountants However, the election of directors, the advisory vote on named executive officer compensation and approval of the 2014 Stock and Incentive Plan are not considered "routine" matters. Therefore, if you do not provide voting instructions, your brokerage firm may not vote your shares on such non-routine matters. We encourage you to provide instructions to your brokerage firm. This ensures your shares will be voted at the meeting. When a brokerage firm votes its customers' shares for which it has not received voting instructions on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting, but these shares (sometimes referred to as broker non-votes) are considered not entitled to vote on non-routine matters, rather than as a vote against the matter.

How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present. Broker non-votes will not affect the outcome of voting for the election of directors (Proposal 1), the ratification of Grant Thornton LLP (Proposal 2), the Advisory Vote on Executive Compensation (Proposal 3) or the approval to adopt the Numerex Corp. 2014 Stock and Incentive Plan (Proposal 4). We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. Shareholders not present at the Annual Meeting and abstentions have no effect on the election of directors (Proposal l), or the ratification of Grant Thornton LLP (Proposal 2), the Advisory Vote on Executive Compensation (Proposal 3) or the Approval to Adopt the Numerex Corp. 2014 Stock and Incentive Plan (Proposal 4).

What is the voting requirement to approve each of the proposals?

For Proposal 1, the seven nominees receiving the highest number of affirmative votes of the outstanding shares of the Company's common stock present or represented by proxy and voting at the Annual Meeting will be elected as directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Approval of Proposal 2, 3 and 4 requires the affirmative vote of a majority of the voting power present or represented by proxy and voting at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or vote on instruct form with a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering to the Company's Secretary at 3330 Cumberland Blvd SE, Suite 700, Atlanta, Georgia 30339 a written notice of revocation prior to the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:
•	as necessary to meet applicable legal requirements;
•	to allow for the tabulation and certification of votes by Richard A. Flynt, the Company’s CFO, who is serving as the Inspector of Election; and
•	to facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

How can I attend the Annual Meeting?

Attendance at the Annual Meeting is limited to shareholders. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration will begin at 11:00 a.m. Eastern Time, and each shareholder may be asked to present valid picture identification such as a driver's license or passport and proof of stock ownership as of the Record Date. The use of cell phones, PDAs, pagers, recording and photographic equipment and/or computers is not permitted in the meeting rooms at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting.  We will include the voting results in a Form 8-K, which will be filed with the Securities and Exchange Commission within four business days following the conclusion of the Annual Meeting.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2015 annual meeting of shareholders?

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2015 annual meeting of shareholders must be received no later than December 5, 2014. In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), which lists the requirements for the inclusion of shareholder proposals in company-sponsored proxy materials. Shareholder proposals must be delivered to the Company’s General Counsel and Secretary by mail at 3330 Cumberland Blvd SE, Suite 700, Atlanta, Georgia 30339 or by facsimile at (770) 693-5951.

Requirements for Shareholder Proposals to be brought before the 2015 Annual Meeting of Shareholders. Notice of any director nomination or other proposal that you intend to present at the 2015 annual meeting of shareholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2015 annual meeting of shareholders, must be delivered to the Company's General Counsel and Secretary by mail at 3330 Cumberland Blvd SE, Suite 700, Atlanta, Georgia 30339 or by facsimile at (770) 693-5951, not later than February 7, 2015.  In addition, your notice must set forth the information required by the Company's bylaws with respect to each director nomination or other proposal that you intend to present at the 2015 annual meeting of shareholders. Please read the bylaws carefully to ensure that you comply with all requirements.

Where are the Company’s principal executive offices located and what is the Company's main telephone number?

The Company's principal executive offices are located at 3330 Cumberland Blvd SE, Suite 700, Atlanta, Georgia 30339 and the Company's main telephone number is (770) 693-5950.

What are the Company’s Fiscal Years?

As used in this Proxy Statement, “FY 2011” means the Company’s fiscal year ended December 31, 2011. “FY 2012” means the Company’s fiscal year ending December 31, 2012. “FY 2013” means the Company’s fiscal year ending December 31, 2013.

How are the executive-level job titles abbreviated herein?

•	As used in this Proxy Statement, “CEO” means Chief Executive Officer. “CFO” means Chief Financial Officer. “CITO” means Chief Innovation & Technology Officer. “EVP” means Executive Vice President.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board, or the “Board,” shall consist of not less than three nor more than ten directors and that the number of directors, subject to the foregoing limits, shall be determined from time to time by the Board. The Board has fixed the number of directors at seven. At the Annual Meeting seven directors, who will constitute the Company’s entire Board of Directors, are to be elected to hold office until the next annual meeting and until their respective successors have been duly elected and qualified. The Board has designated the persons listed below to be nominees for election as directors, and each nominee has consented to being named in this Proxy Statement and to serve if elected. The Company has no reason to believe that any of the nominees will be unwilling or unable to serve; however, should any nominee become unavailable for any reason, the Board may designate a substitute nominee. The proxy holders intend (unless authority has been withheld) to vote for the election of the Company’s nominees.

The Board has determined that George Benson, E. James Constantine, Tony G. Holcombe, Sherrie G. McAvoy and Jerry A. Rose constituting a majority of the Board members, are “independent directors” as that term is defined in the NASDAQ listing standards and that Stratton J. Nicolaides and Andrew J. Ryan are not “independent directors” under the NASDAQ listing standards. The Director nominees for election at the 2014 Annual Meeting were recommended by the Nominating and Corporate Governance Committee and were approved by a majority of the independent members of the Board.

Listed below are the Company’s seven director nominees all of whom are nominated for re-election at the Annual Meeting. All of the directors elected at the Annual Meeting will serve a one-year term expiring at the next annual meeting of shareholders. Mr. Beazer will not be standing for re-election at the Annual Meeting.

Name	Age*	Current Position	Director Since
George Benson	79	Lead Independent Director	1995
E. James Constantine	67	Independent Director	2008
Tony G. Holcombe	58	Director and Compensation Committee Chairman	2011
Sherrie G. McAvoy	54	Director and Audit Committee Chairman	2013
Stratton J. Nicolaides	59	Chairman of the Board and Chief Executive Officer	1999
Jerry A. Rose	55	Independent Director	2013
Andrew J. Ryan	55	Director and General Counsel	1996
*As of March 17, 2014

Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director, as well as the summary of our views as to the qualifications of each nominee to serve on the Board and each board committee of which he or she is a member. Our views are formed not only by the current and prior employment and educational background of our directors, but also by the Board’s experience in working with their fellow directors. All but three directors have served on the Board for at least three years, and certain nominees have ten or more years of experience on our Board. Accordingly, the Board has had significant experience with the incumbent directors and has had the opportunity to assess the contributions that the directors have made to the board as well as their industry knowledge, judgment and leadership capabilities.

George Benson has served as a director of the Company since June 1995. Mr. Benson is currently Chairman and CEO of Wisconsin Wireless Communications Corp. and has served in such role since 1992.  He also founded Airadigm Communications, Inc. in 1994 and served as its Chairman and CEO until his retirement as Chairman Emeritus in June of 1999. We believe that Mr. Benson’s deep expertise in wireless communication provides a strong operational and strategic background and adds valuable business, leadership and management experience and insights into many aspects of our business.   Mr. Benson’s experience in developing appropriate compensation for the executives and senior management of his other companies qualifies him to serve on our Compensation Committee, and his experience on our board, as well as his management experience with Wisconsin Wireless Communications Corp, provides him with a solid background for service on our Audit Committee and as Lead Independent Director.

E. James Constantine has served as a director of the Company since October 2008. From 2006 through 2011, Mr. Constantine has served as CEO of HPE America LLC, a holding of Piero Ferrari involved in power train development for NASCAR and Formula 1 racing vehicles. The Company closed its operations in the U.S. at which time Mr. Constantine retired. From February 2003 until July 2006, Mr. Constantine was the CEO of Delta Motors LLC and a private holding company, MY Ventures, LLC, which held entities engaged in development of embedded cellular transceivers, GPS and location-based services and technology, special purpose vehicles, and commercial real estate. He previously served on the Governors of Claremont McKenna College’s Kravis Leadership Institute, and was the commercial consultant to the City of Los Angeles for the creation of its electric vehicle initiative and development of the first parallel hybrid vehicle. Mr. Constantine’s tenure as CEO of a company in the auto industry and a wireless communications company provide valuable business, leadership and management experience, including expertise in creating value and product development for our customers in the auto and real estate sectors.   Mr. Constantine’s experience as a CEO also provides valuable insights to our Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee.

Tony G. Holcombe was appointed as a director on October 1, 2011. Currently, Mr. Holcombe is Vice Chairman of the Board of Syniverse, where he served as that company’s President and CEO from 2006 to until his retirement in 2011. He has been a member of the Syniverse Board since 2003. During his time as President and CEO of Syniverse, Mr. Holcombe’s many accomplishments included diversifying the business through several key acquisitions; defining a strategic vision that transformed Syniverse from a North American roaming and clearing house provider to a leading global provider of technology and business services to the mobile industry; and solidifying The Carlyle Group as the company’s single investor in January 2011 for $2.6 billion. Before becoming Syniverse’s President and CEO, Mr. Holcombe served as president of Emdeon Corp., formerly WebMD, and as president of Emdeon Business Services. Mr. Holcombe has more than 20 years of executive-level experience in the transaction processing and technology services industry. He was CEO of Valutec Card Solutions and served in various executive positions at Ceridian Corporation, including EVP of Ceridian Corporation, president of Ceridian Employer Employee Services and president of Comdata. Mr. Holcombe received his bachelor’s degree from Georgia State University, where he currently serves as an Advisor for the Robinson College of Business. Mr. Holcombe’s wide-ranging business experience provides valuable knowledge to our Nominating and Governance Committee and as the chairman of the Compensation Committee.

Sherrie G. McAvoy was appointed to the board in 2013. She spent her 31 year career at Deloitte & Touche LLP, a global accounting, auditing and professional services firm.  During her last five years with Deloitte, Ms. McAvoy served as the lead audit partner supervising audits of both public and private companies in a diverse group of industries including retail, leisure and technology services. She also held regional and national leadership positions in the retail and governance practices. Ms. McAvoy brings to our Board diversified business experience as well as deep expertise on accounting, auditing, internal controls, risk management, corporate compliance and ethics, and corporate governance. Ms. McAvoy received her Bachelor of Science degree from The Pennsylvania State University in 1980. She is a Certified Public Accountant and a member of The American Institute of Certified Public Accountants. Ms. McAvoy served as an advisor to The Institute for Excellence in Corporate Governance at The University of Texas at Dallas from its inception in 2002 through 2011. We believe that Ms. McAvoy's expertise garnered over 31 years with Deloitte brings a valuable perspective to our Board on accounting, financial and internal control matters and to the Audit Committee which she is the Chairman.

Stratton J. Nicolaides has served as CEO of the Company since April 2000, and served as COO from April 1999 until March 2000, and as Chairman of the Board since December 1999. In 2007, Mr. Nicolaides began serving as a director of the Taylor Hooton Foundation, a non-profit organization formed to fight steroid abuse by America’s youth. He was elected to the Telecommunications Industry Association (TIA) Board of Directors in November 2011.   With his years of experience in the wireless communication industry, including more than fourteen years of senior management experience at Numerex, we believe that Mr. Nicolaides’ deep industry knowledge and expertise in operations, product development, competitive intelligence and corporate strategy provides the Board with significant insight across a broad range of issues critical to our business.

Jerry A. Rose was appointed to the board in 2013 and brings a successful track record of leading and driving growth in key businesses such as General Electric (GE) and United Technologies Corporation (UTC).  He was a Vice President of Product Management of GE Security, Inc since June 2007.  He was instrumental in the sale of GE Security to UTC in 2010 and joined UTC as Vice President of Global Product Management. Mr. Rose held several global leadership positions during his 26 years at GE including Chief Executive Officer roles in GE’s Appliances, Lighting and Security businesses. We believe his product development and management knowledge and his leadership in global strategy and integration is a valuable addition to the Board.  Mr. Rose currently serves on the Company’s Compensation Committee and the Nominating and Governance Committee.

Andrew J. Ryan has served as a director of the Company since May 1996. Mr. Ryan has practiced law with the law firm of Salisbury & Ryan since August 1994 and serves as the Board designee of Gwynedd Resources, Ltd. in accordance with its contractual right to designate a member of the Board.  Mr. Ryan’s wide-ranging legal practice and breadth of experience gained with his more than 17 years of experience with the Company has been of particular value in assisting the Board with evaluating business and strategic issues.  Mr. Ryan provides the Board with significant operational insights regarding strategies and corporate governance issues.

Required Vote

If a quorum is present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting shall be elected as directors. An abstention, withholding of authority to vote, or broker non-vote will have no effect on the vote and will not be counted in determining whether any proposal has received the required shareholder vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF MESSRS. BENSON, CONSTANTINE, HOLCOMBE, MS. MCAVOY, NICOLAIDES, ROSE AND RYAN FOR ELECTON TO THE BOARD OF DIRECTORS.

* * *

PROPOSAL TWO: RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board, upon the recommendation of the Audit Committee, has selected the firm of Grant Thornton LLP as independent accountants of the Company for the fiscal year ending December 31, 2014. This nationally known firm has no direct or indirect financial interest in the Company.

Although not required to do so, the Board is submitting the appointment of Grant Thornton LLP as the Company’s independent accountants for FY 2014 for ratification by the shareholders at the Annual Meeting as a matter of good corporate governance.  If a majority of the votes cast in person or by proxy at the Annual Meeting is not voted for ratification, the Board will reconsider its appointment of Grant Thornton LLP as independent accountants for the current fiscal year.   Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

A representative of Grant Thornton LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. It is anticipated that such representative will be available to respond to appropriate questions from shareholders.

Required Vote

Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the FY 2014 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Grant Thornton LLP.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT ACCOUNTANTS FOR FY 2014.

***

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities and Exchange Act of 1934, we are asking for your advisory vote on the following resolution (the “say-on-pay” resolution):

“RESOLVED, that the shareholders of the Corporation hereby approve the compensation paid to the Company’s named executive officers as disclosed in the proxy statement for our 2014 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

We currently hold our say-on-pay vote every three years. Shareholders will have an opportunity to cast an advisory vote on the frequency of say-on-pay votes at least every six years. The next advisory vote on the frequency of the say-on-pay vote will occur no later than 2017.

In considering their vote, we urge our shareholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis” section of this Proxy Statement. As described in that section, we believe that our compensation programs have been appropriately designed to meet their objectives and that the compensation of our named executive officers reported in this Proxy Statement has contributed to our growth, our ability to manage our business and to our future prospects.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board of Directors. Although non-binding, our Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Vote Required

The affirmative vote of a majority of all shares of common stock present or represented and entitled to vote at the Annual Meeting is required for advisory approval of this proposal. This will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Broker non-votes and abstentions will have no effect on the outcome of the proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

***

PROPOSAL FOUR:  APPROVAL TO ADOPT THE NUMEREX 2014 STOCK AND INCENTIVE PLAN

We are asking shareholders to approve the Numerex 2014 Stock and Incentive Plan (the “Plan”), the material terms of which are described below.  The board of directors approved the Plan on February 21, 2014, subject to the stockholder approval solicited by this proxy statement.  The purpose of the Plan is to assist us in attracting and retaining employees, directors, consultants and independent contractors of outstanding ability and to promote the alignment of their interests with those of our shareholders.

The Plan provides for the grant of stock options and other stock-based awards, as well as cash-based performance awards.  If approved by the Company’s shareholders, the Plan would become effective as of February 21, 2014 and would replace the Numerex Corporation 2006 Long Term Incentive Plan, as amended (the “2006 Plan”).

As a NASDAQ listed company, we are required to seek the approval of our shareholders before implementing an equity compensation plan. Shareholder approval will also preserve our ability to grant incentive stock options and to deduct the expense of certain awards for federal income tax purposes.  If our shareholders do not approve the Plan, it will not be implemented.  In this event, we expect that our Board of Directors may consider substituting other forms of compensation to assure that our compensation packages for employees and directors are appropriate to recruit, retain, compensate and provide appropriate incentives for these individuals.

Description of the Plan

The Plan permits the grant of Options, Restricted Stock, Restricted Stock Units (“RSUs”), Performance Awards, and Other Stock-Based Awards (each, an “Award”). The following summary of the material features of the Plan is entirely qualified by reference to the full text of the Plan, a copy of which is attached hereto as Appendix A.  Unless otherwise specified, capitalized terms used in this summary have the meanings assigned to them in the Plan.
Eligibility and Administration

All employees, non-employee directors, consultants and independent contractors of the Company and its Affiliates (“Eligible Persons”) are eligible to receive grants of Awards under the Plan.

The Plan is administered by the Compensation Committee (“the committee) of the Board of Directors (unless the Board of Directors appoints another committee or person(s) for such purpose), except with respect to Awards granted to non-employee directors.  With respect to Awards granted to non-employee directors, the board of directors serves as the “committee,” unless the board appoints another committee or person(s) for such purpose. The Committee has plenary authority and discretion to determine the Eligible Persons to whom Awards are granted (“participants”) and the terms of all Awards under the Plan.  Subject to the provisions of the Plan, the Committee has authority to interpret the Plan and agreements under the Plan and to make all other determinations relating to the administration of the Plan.

Share Subject to the Plan

The maximum number of Shares of Class A common stock that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is 3,300,000 Shares less any shares remaining to be issued from the 2006 Plan as of the Effective Date plus the number of Shares, but not in excess of 500,000 Shares, covered by awards providing for the issuance of Shares granted under the 2006 Plan that cease to be covered by such awards by reason of termination, expiration or forfeiture of the award after the Board’s adoption of the Plan.  The number of Shares authorized for issuance under the Plan will be decreased by 1.65 Shares for each Share issued pursuant to Awards that are not Options (any Awards payable in Shares that are not Options being “Full Value Awards”).

If an Option expires or terminates unexercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award are available for the grant of additional Awards under the Plan, except for Shares withheld to pay the exercise price of an Option or withholding taxes.  In the case of Full Value Awards, the number of Shares that again become available for the grant of Awards under the Plan shall reflect the 1.65 Share ratio (so that, by way of example, if 100 shares of Restricted Stock are forfeited, 165 Shares shall again be available for the grant of Awards).

The maximum number of shares of common stock with respect to which an employee may be granted Awards under the Plan during any calendar year is 300,000 shares.

Options

The Plan authorizes the grant of Nonqualified Stock Options and Incentive Stock Options. Incentive Stock Options are stock options that satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Nonqualified Stock Options are stock options that do not satisfy the requirements of Section 422 of the Code.  The Committee may in its discretion condition the grant or vesting of an option upon the achievement of one or more Performance Goals (described below).  The exercise of an Option permits the participant to purchase shares of common stock from the Company at a specified exercise price per share.  The terms of an Option grant may provide for the payment of cash in lieu of the issuance of Shares upon exercise of the option.  Options granted under the Plan are exercisable upon such terms and conditions as the Committee shall determine. The exercise price per share and manner of payment for Shares purchased pursuant to Options are determined by the Committee, subject to the terms of the Plan. The per share exercise price of Options granted under the Plan may not be less than 100% of the fair market value per share on the date of grant. The Plan provides that the term during which Options may be exercised is determined by the Committee, except that no Option may be exercised more than ten years after its date of grant.

Restricted Stock Awards

The Plan authorizes the Committee to grant Restricted Stock Awards. Shares of common stock covered by a Restricted Stock Award are restricted against transfer and subject to forfeiture and such other terms and conditions as the Committee determines. Such terms and conditions may provide, in the discretion of the Committee, for the vesting of awards of Restricted Stock to be contingent upon the achievement of one or more Performance Goals as described below.

Restricted Stock Units

RSUs granted under the Plan are contingent awards of common stock or the cash equivalent thereof. Pursuant to such Awards, shares of common stock are issued, or the cash value of the Shares is paid, subject to such terms and conditions as the Committee deems appropriate. Unlike in the case of awards of Restricted Stock, shares of common stock are not issued immediately upon the award of RSUs, but instead shares of common stock are issued or the cash value of the Shares is paid upon the satisfaction of such terms and conditions as the Committee may specify, including the achievement of one or more Performance Goals.

Performance Awards

The Plan authorizes the grant of Performance Awards. Performance Awards provide for payments in cash, shares of common stock or a combination thereof contingent upon the attainment of one or more Performance Goals established by the Committee. For purposes of the limit on the number of shares of common stock with respect to which an employee may be granted Awards during any calendar year, a Performance Award is deemed to cover the number of shares of common stock equal to the maximum number of Shares that may be issued upon payment of the Award. The maximum cash amount that may be paid to any participant pursuant to all Performance Awards granted to such participant during a calendar year may not exceed $1.5 million.

Other Stock-Based Awards

The Plan authorizes the grant of Other Stock-Based Awards (including the issuance or offer for sale of unrestricted shares of common stock) covering such number of Shares and having such terms and conditions as the Committee may determine, including terms that condition the payment or vesting of Other Stock-Based Awards upon the achievement of one or more Performance Goals.

Dividends and Dividend Equivalents

The terms of an Award (other than an Option) may, at the Committee’s discretion, provide a Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares covered by the Award. The payments may be either made currently or credited to an account established for the Participant, and may be settled in cash or Shares, as determined by the Committee.  Payment of dividends and dividend equivalents may be contingent upon the achievement of one or more Performance Goals.

Performance Goals
As described above, the terms and conditions of an Award may provide for the grant, vesting or payment of Awards to be contingent upon the achievement of one or more specified Performance Goals established by the Committee. For this purpose, “Performance Goals” means performance goals established by the Committee which may be based on operating income, operating margin, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, net income, net operating gross margin, net operating profit after taxes, net sales growth, sales, revenues, expenses, return measures (including return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or shareholder equity, and return versus the Company’s cost of capital, equity or investment), cash flow, total shareholder return, stock price, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, regulatory compliance, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

Adjustments to Reflect Certain Events and Transactions

If the outstanding common stock of the Company changes as a result of a stock dividend, stock split, reverse stock split, spin-off, split-up, recapitalization, reclassification, combination or exchange of shares, merger, consolidation or liquidation, or the like, the Plan provides for the Committee to substitute or adjust: (a) the number and class of securities subject to outstanding Awards, (b) the consideration to be received upon exercise or payment of an Award, (c) the exercise price of Options, (d) the aggregate number and class of securities for which Awards may be granted under the Plan, and/or (e) the maximum number of securities with respect to which an employee may be granted Awards during any calendar year. In the event of a merger or consolidation to which the Company is a party or other specified transactions, the Plan authorizes the Committee to make such changes and adjustments to outstanding awards as it deems equitable including causing any Award to become vested in whole or in part, be assumed by a successor or acquirer, or be cancelled in consideration of a cash payment equal to the fair value of the cancelled Award.

Withholding

The Company is generally required to withhold tax on the amount of income recognized by a participant with respect to an Award. Withholding requirements may be satisfied, as provided in the agreement evidencing the Award, by (a) tender of a cash payment to the Company, (b) withholding of shares of common stock otherwise issuable, or (c) delivery to the Company by the participant of unencumbered shares of common stock.

Termination and Amendment; Term of Plan

The board of directors may amend or terminate the Plan at any time. However, after the Plan has been approved by the shareholders of the Company, the board of directors may not amend or terminate the Plan without the approval of (a) the Company’s shareholders if shareholder approval of the amendment is required by applicable law, rules or regulations or the exchange or interdealer quotation system on which the common stock is listed or quoted, and (b) each affected participant if such amendment or termination would adversely affect such participant’s rights or obligations under any Awards granted prior to the date of the amendment or termination.

Unless sooner terminated by the board of directors, the Plan will terminate ten years after it becomes effective.  Once the Plan is terminated, no further Awards may be granted or awarded under the Plan. Termination of the Plan will not affect the validity of any Awards outstanding on the date of termination.

New Plan Benefits

Awards under the Plan are discretionary and the Committee has not yet determined to whom Awards will be made and the terms and conditions of such awards.  As a result, no information is provided concerning the benefits to be delivered under the Plan to any individual or group of individuals.

Summary of Certain Federal Income Tax Consequences

The following discussion briefly summarizes certain United States federal income tax aspects of Options, Restricted Stock, RSUs, and Performance Awards granted pursuant to the Plan. State, local and foreign tax consequences may differ.

Incentive Stock Options.  A participant who is granted an Incentive Stock Option will not recognize income on the grant or exercise of the Option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an Incentive Stock Option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of the Incentive Stock Option in the same manner as on the exercise of a Non-statutory Stock Option, as described below.

Non-statutory Stock Options, RSUs, Performance Awards and Other Stock-Based Awards.  A participant generally is not required to recognize income on the grant of a Non-statutory Stock Option, RSU, Performance Award or Other Stock-Based Award. Instead, ordinary income generally is required to be recognized on the date the Non-statutory Stock Option is exercised, or in the case of an RSU, Performance Award, or Other Stock Based Award on the date of payment of such Award in cash and/or shares of common stock. In general, the amount of ordinary income required to be recognized is: (a) in the case of a Non-statutory Stock Option, an amount equal to the excess, if any, of the fair market value of the shares of common stock on the date of exercise over the exercise price; and (b) in the case of an RSU, Performance Award, or Other Stock-Based Award, the amount of cash and/or the fair market value of any shares of common stock received.

Restricted Stock.  A participant who is granted Restricted Stock under the Plan is not required to recognize income with respect to the shares until the shares vest, unless the participant makes a special tax election to recognize income upon award of the shares. In either case, the amount of income the participant recognizes equals the fair market value of the shares of common stock at the time income is recognized.

Gain or Loss on Sale or Exchange of Shares.  In general, gain or loss from the sale or exchange of shares of common stock granted or awarded under the Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares of common stock acquired upon exercise of an Incentive Stock Option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon such disposition.

Deductibility by Company.  The Company generally is not allowed a deduction in connection with the grant or exercise of an Incentive Stock Option. However, if a participant is required to recognize ordinary income as a result of a disqualifying disposition, the Company generally will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a Non-statutory Stock Option (including an Incentive Stock Option that is treated as a Non-statutory Stock Option, as described above), a Performance Award, a Restricted Stock Award, an RSU, or an Other Stock-Based Award, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by the participant.

Performance-Based Compensation.  Subject to certain exceptions, Section 162(m) of the Code disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The Plan is intended to allow the grant of Awards that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Parachute Payments. Where payments to certain persons that are contingent on a change in control exceed limits specified in the Code, the person generally is liable for a twenty percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. Under the Plan, the Committee has plenary authority and discretion to determine the vesting schedule of Awards. Any Award under which vesting is accelerated by a change in control of the Company would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered.

Tax Rules Affecting Nonqualified Deferred Compensation Plans. Section 409A of the Code imposes tax rules that apply to “nonqualified deferred compensation plans.” Failure to comply with, or to qualify for an exemption from, the new rules with respect to an Award could result in significant adverse tax results to the Award recipient, including immediate taxation upon vesting, and an additional income tax of 20 percent of the amount of income so recognized. The Plan is intended to allow the granting of Awards that comply with, or qualify for an exemption from, Section 409A of the Code.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy is required for approval of the adoption of the Plan.  Any shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as votes cast.  Accordingly, beneficial owners of shares should instruct their brokers or nominees how to vote with respect to this proposal.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013 about the securities authorized for issuance to our employees and non-employee directors under our stock-based compensation plans:

Plan Category	Column A	Column B	Column C
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A (#)
Equity compensation plans approved by security holders	1,627,411	6.86	287,406
Equity compensation plans not approved By security holders	--	--
Total	1,627,411	6.86	287,406

MATTERS CONCERNING THE COMPANY’S INDEPENDENT AUDITORS

The Audit Committee Charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Committee. Specifically, the Committee pre-approves the use of Grant Thornton LLP for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Committee before it may be provided by Grant Thornton. For additional information concerning the Committee and its activities with Grant Thornton, see “Corporate Governance — Audit Committee” and “Report of the Audit Committee” in this proxy statement.

During FY 2013 and FY 2012, Grant Thornton LLP provided services to the Company in the following categories and amounts:

Audit and Other Fees	FY 2013 ($)	FY 2012 ($)

Audit Fees	$721,506	$933,332
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

For FY 2013 and FY 2012, “Audit Fees” consist of fees for professional services associated with the annual consolidated financial statements audit, review of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and regulatory filings. Audit fees for both years also include fees for professional services rendered for the audits of management’s assessment of the effectiveness of internal controls over financial reporting and Sarbanes-Oxley compliance. The Audit Committee reviews each non audit service to be provided and assesses the impact of the service on the independent registered public accountant’s independence.

CORPORATE GOVERNANCE
Role of the Board

It is the duty of the Board to oversee the Company's CEO and other senior management in the competent and ethical operation of the Company on a day-to-day basis and to assure that the long-term interests of the shareholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that the Company is committed to business success through maintenance of high standards of responsibility and ethics.  In FY 2013, the full Board held nine meetings inclusive of the annual meeting of shareholders.

Director Independence

The Board has determined that all Board members, excluding Messrs. Nicolaides and Ryan, are independent under applicable NASDAQ and SEC rules. Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of NASDAQ’s and the SEC’s director independence standards. In making this determination, the Board solicited information from each of the Company’s directors regarding several factors, including whether such director, or any member of his immediate family, had a direct or indirect material interest in any transactions involving the Company, was involved in a debt relationship with the Company or received personal benefits outside the scope of such person’s normal compensation. The Board considered the responses of the Company’s directors, and independently considered all other material information relevant to each such director in determining such director’s independence under applicable SEC and NASDAQ rules.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. The Board believes at this time the combined role of Chairman and CEO, together with an independent lead director, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.  In addition, much of the work of the Board is conducted through its committees.  Our Board has three standing committees—Audit, Compensation, and Corporate Governance and Nominating, as further described below.  Each of the Board committees is comprised solely of independent directors and have a separate chair.   One of the key responsibilities of the Board is to develop the strategic direction for the Company, and provide management oversight for the execution of that strategy.

Board Role in Risk Oversight

The responsibility for the day-to-day management of risk lies with senior management, while the Board, and each of the Board committees, is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy.  The role of the Board in the Company’s risk oversight process includes reviewing the Company’s key business risks, understanding how these risks could affect our Company and receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal, investment and liquidity, and strategic and reputational risks.  The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company's management of risk, also chairs regular Board meetings, and with his in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board's attention.

Compensation Risk

Our Compensation Committee has considered the various elements of the Company’s compensation program and does not believe it encourages excessive or inappropriate risk taking.

We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance or short-term business performance so that executives and managers have a threshold level of financial security and are not pressured to produce short-term gains at the expense of long-term business results or through means at odds with our corporate values.

The variable (the short-term performance award or bonuses and equity) portions of compensation are designed to reward both short- and long-term corporate performance in a balanced manner. Our short-term performance awards for all Named Executive Officers and most other executives are based on the balanced achievement of annual EBIT, gross margin and recurring revenue goals (EBIT refers to earnings before interest and taxes).   Further, short-term incentive awards are capped at two times targeted payouts and are only paid in the event of exceptional business results.

Long-term performance is primarily rewarded through the grant of stock option awards or stock appreciation right (SAR).  In 2013, the Company also began granting restricted shares as part of its overall compensation strategy. Stock options/SARs vest over four years and provide value only if our stock price increases over time. Further, recent stock appreciation rights require our stock price to exceed pre-established benchmarks for exercisability in addition to years of service.  These conditions are a further encouragement to our executives to consider their actions in the context of the long-term health of our business. The restricted share grants provide value to recipients notwithstanding stock price volatility and vest over a four year period.

We feel that that our balanced mix of cash and equity compensation, revenue and profitability, fixed and variable pay and capped bonus payouts provide sufficient incentives to keep executives focused on those activities that produce long-term shareholder growth while not creating incentives for them to take unnecessary or excessive risks.

Board Committees

The Board has a standing Audit Committee (the “Audit Committee”), Compensation Committee (the “Compensation Committee”), and Nominating and Corporate Governance Committee (the “Nominating Committee”). The Board has determined that all committee chairs and committee members are independent under the applicable NASDAQ and SEC rules. The members of each of the Company’s committees during FY 2013 are identified in the table below.

Name	Audit Committee	Compensation Committee	Nominating Committee
Brian C. Beazer(1)	*		Chairman
George Benson	*	*
E. James Constantine	*	*	*
Tony G. Holcombe		Chairman	*
Sherrie G. McAvoy	Chairman
Stratton J. Nicolaides
Jerry A. Rose		*	*
Andrew J. Ryan

(1)	Mr. Beazer is not standing for re-election as a Director at the Annual Meeting.

Audit Committee

The Audit Committee met nine times in FY 2013. The Board determined that Sherrie McAvoy, Chairman of the Audit Committee during FY 2013, is an “audit committee financial expert” as defined by the SEC. The principal functions of the Audit Committee are to: (a) assist in the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent auditors and the performance of the Company’s independent auditors; (b) approve the selection, appointment, retention and/or termination of the Company’s independent auditors, as well as approving the compensation thereof; and (c) approve all audit and permissible non-audit services provided to the Company and certain other persons by such independent auditors.  The Audit Committee Charter is available on the Company’s website at http://www.numerex.com/about/corporate-governance .

Compensation Committee

The Compensation Committee met six times in FY 2013. The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company's executive officers, including the CEO, and for formulating the Company's equity compensation plans. The Compensation Committee Charter is available on the Company’s website at  http://www.numerex.com/about/corporate-governance . All of the members of the Compensation Committee have been determined by the Board to be independent under applicable NASDAQ and SEC rules.

Nominating and Corporate Governance Committee

The Nominating Committee met five times during FY 2013. The Nominating Committee assists the Board in identifying qualified individuals to become directors, determines the composition of the Board and its committees, monitors the process to assess the Board's effectiveness and helps develop and implement the Company's Corporate Governance Guidelines. The Nominating Committee reviews the performance of the Board, its committees, together with their members. The Nominating Committee also considers nominees for election as directors proposed by shareholders. The Nominating Committee Charter specifies that the composition of the Board should reflect experience in the following areas: finance, compensation, sales and marketing, technology and production. The Nominating Committee Charter is available on the Company’s website at http://www.numerex.com/about/corporate-governance.

Attendance at Meetings

Each director attended at least 80% of the meetings of the Board and its committees of which he/she was a member. Directors are encouraged, but not required, to attend the Company’s annual meetings of shareholders. Although no director is required to do so, seven of the Company’s directors attended the annual meeting of shareholders on June 28, 2013. Non-management members of the Board meet in executive sessions, absent the Company’s employee director, following regularly scheduled in-person meetings of the Board.

Executive Sessions

Executive sessions of the independent directors are held at least once each year following regularly scheduled in-person meetings of the Board. These executive sessions include only those directors who meet the independence requirements promulgated by NASDAQ, and Mr. Benson, as the Lead Director of the Board, is responsible for chairing these executive sessions. The Board’s independent directors attended four executive sessions in FY 2013.

Code of Ethics

The Company has a Code of Ethics and Business Conduct (the “Code”) that applies to the Company’s directors, officers, and employees, including the Company’s CEO and CFO. The Code is available on the Company’s website at  http://www.numerex.com/about/corporate-governance . We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website as promptly as practicable, as may be required under applicable SEC and NASDAQ rules.

Right to Designate Director

The Company has entered into an agreement providing Gwynedd Resources Ltd. (“Gwynedd”) the right to designate one director to the Board. Additionally, if the Board consists of more than eight directors, Gwynedd, at its option, may designate one additional director. Any designee’s appointment will be subject to the exercise by the Board of its fiduciary duties and the approval of the Company’s shareholders upon the expiration of any appointed term at the next annual meeting of shareholders. Gwynedd’s right to designate a director will cease at such time as Gwynedd’s equity interest in the Company drops below 10% of the outstanding shares of Common Stock. Mr. Ryan currently serves as Gwynedd’s sole designee on the Board.

Communications with the Board of Directors

Any shareholder who wishes to send any communications to the Board or a specific director should deliver such communications to the General Counsel and Secretary of the Company at 3330 Cumberland Blvd SE, Suite 700 Atlanta, Georgia 30339 who will forward appropriate communications to the Board. Inappropriate communications include correspondence that is unrelated to the operation of the Company or the Board, is inappropriate for Board consideration, such as advertisements or other commercial communications, or is threatening or otherwise offensive. The Company’s General Counsel and Secretary may consult with other officers of the Company, counsel, and other advisers as appropriate, in making this determination.

Consideration of Director Nominees

The Nominating Committee will consider nominees for director recommended by a shareholder submitted in accordance with the procedure set forth in the Company’s Bylaws. In general, the procedure set forth in the Company’s Bylaws provides that a notice relating to the nomination must be timely given in writing to the: Secretary of the Company, Numerex Corp, 3330 Cumberland Blvd SE, Suite 700 Atlanta, Georgia 30339. To be timely, the notice must have been delivered by the 90th day prior to the anniversary of the prior year’s annual meeting.  Such notice must include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, including information relating to the business experience and background of the potential nominee, and certain information with respect to the nominating shareholder and any persons acting in concert with the nominating shareholder. Any such recommendation must also be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

The Committee generally identifies potential nominees through its network of contacts, and may also engage, if it deems appropriate, a professional search firm. The Committee meets to discuss and consider such candidates’ qualifications and then chooses director candidates by majority vote. There are no differences in the manner in which the Committee evaluates potential nominees for director based on whether such potential nominees are recommended by a shareholder or by any other source. The Committee does not have specific, minimum qualifications for nominees and has not established specific qualities or skills that it regards as absolutely necessary for one or more of the Company’s directors to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). The Committee’s Charter identifies diversity as a consideration with regard to the identification of director nominees, and the Committee strives to nominate directors with a variety of complementary skills such that, as a group, the Board will possess an appropriate diversity of professional experience, education, knowledge, skills, and abilities to oversee the Company's businesses. Further to the foregoing, in evaluating a person as a potential nominee to serve as a Director of the Company, the Committee considers the following factors, among any others it may deem relevant:

•
whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Company management, Company service providers or their affiliates;

•	whether or not the person serves on boards of, or is otherwise affiliated with, competing organizations;
•	whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Director of the Company;
•
as specifically provided in the Committee’s Charter, whether the nominee has experience in one or more of the following areas—finance, compensation, technology, sales and marketing, and production; and

•	the character and integrity of the person.

Compensation Committee Interlocks and Insider Participation

Messrs. Benson, Constantine, Holcombe, Raos and Rose served on our Compensation Committee during FY2013. No other members of the Committee during FY 2013 served as an officer, former officer, or employee of the Company or had a relationship requiring disclosure under “Related Person Transactions.”  During FY 2013, none of our executive officers served as:

•
a member of the Compensation Committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our Compensation Committee;

•	a director of another entity, one of whose executive officers served on our Compensation Committee; or

•
a member of the Compensation Committee (or other committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a director on our Board.

DIRECTOR COMPENSATION
Compensation of Directors – FY 2013

The Board uses a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors.  In determining director compensation, the Board considers the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. The Compensation Committee periodically reviews director compensation with the assistance of our independent compensation consultant and recommends to the Board the form and amount of compensation to be provided.

The annual retainer fee for directors is $25,000 plus additional fees for participation on committees of the Board as follows: $6,500 for the Lead Director, Compensation Committee Chairman, and Nominating Committee Chairman, $10,000 for the Audit Committee Chairman, and $5,000 for Audit, Compensation, Nominating and Executive Committee members. Directors also receive reimbursement of expenses incurred in attending meetings. Non-employee directors may elect to have their annual fees paid in shares of stock having a value equivalent to the cash amount.  In FY 2013, one director, Mr. Constantine, elected to receive stock for compensation in lieu of cash for Q1, 2013. Mr. Constantine and all of the other non-employee directors elected to have all other FY 2013 annual fees paid in cash. Directors also receive a grant of 9,000 shares of restricted stock on the date of the Annual Shareholders Meeting.

The following table provides information concerning compensation paid by the Company to its non-employee directors for FY 2013. Mr. Nicolaides is not compensated for his service as director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Award ($)(2)	Stock Options and Stock Appreciation Rights ($)	All Other Compensation ($)	Total ($)
Brian C. Beazer (3)	45,625	100,440	--	--	146,065
George Benson	51,875	100,440	--	--	152,315
E. James Constantine	46,250	100,440	--	--	146,690
Tony G. Holcombe	47,000	100,440	--	--	147,440
Sherrie G. McAvoy	22,023	100,440	--	--	122,463
Jerry A. Rose	23,750	100,440	--	--	124,190
Andrew J. Ryan	37,500	100,440	--	--	137,940

(1)	Includes annual fees and committee fees. Directors may elect to have their annual and committee fees paid in shares of the Company’s common stock.
Mr. Constantine elected to have a portion of the fees paid in stock and received 684 shares having a value of $8,750.

(2) On June 28, 2013, each director was granted 9,000 restricted shares of the Company’s common stock at a grant date fair market value of $11.16 per share. These vest over four years.

(3) Mr. Beazer is not standing for re-election as a Director at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of March 17, 2013, by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director, director nominee, and named executive officer of the Company, and (iii) all current directors and named executive officers of the Company as a group. Except as otherwise indicated below, the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares. The shares “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC. Accordingly, they may include shares owned by or for, among other things, the spouse, minor children or certain other relatives of such individual, as well as other shares as to which the individual has or shares votes or investment power or has the right to acquire within 60 days after March 17, 2014.
	Shares Beneficially Owned (1)
Name and Address of Beneficial Owner or Identity of Group	(#)	(%)
Gwynedd Resources, Ltd. (2) 1011 Centre Road, Suite 322 Wilmington, DE 19805	2,957,280	15.7%
Elizabeth Baxavanis, Trustee (3) Dominion Holdings #5 Revocable Trust for the Benefit of Maria E. Nicolaides c/o Salisbury & Ryan LLP 1325 Avenue of the Americas New York, NY 10019	2,957,280	15.7%
Maria E. Nicolaides (4) c/o Salisbury & Ryan LLP 1325 Avenue of the Americas New York, NY 10019	2,957,280	15.7%
Kenneth Lebow (5) The Lebow Family Revocable Trust Santa Barbara, CA 93108	1,277,818	6.8%
Paul J. Solit (6) 825 Third Avenue, 33rd Floor New York, New York 10022	1,227,318	6.5%
Royce & Associates, LLC 745 Fifth Avenue New York, New York 10151	1,030,200	5.5%
Brian C. Beazer (7)	222,323	*
George Benson (8)	51,500	*
E. James Constantine (9)	91,656	*
Louis Fienberg (10)	130,000	*
Richard A. Flynt	-	-
Tony G. Holcombe (11)	48,711	*
Sherrie G. McAvoy (12)	9,000	*
Stratton J. Nicolaides (13)	168,336	*
Jerry A. Rose (14)	9,000	*
Andrew J. Ryan (15)	231,325	*
Jeffrey Smith PhD (16)	336,442	*
All Current Directors and Executive Officers as a group (7) through (16)	1,298,293

(1) Percentage calculations are based on the  18,857,722 of shares of the Company’s Class A Common Stock, no par value, that were outstanding at the close of business on March 17, 2014; includes the subset of shares issuable upon the exercise of outstanding options and stock appreciation right (SARs) exercisable within 60 days after March 17, 2014.

(2) The shareholders of Gwynedd Resources, Ltd. (“Gwynedd”) include various trusts for the benefit of Maria E. Nicolaides and her children (for which Mrs.Baxavanis is trustee). See footnotes (3) and (4).

(3) Represents the shares of Common Stock owned by Gwynedd Trusts for the benefit of Maria E. Nicolaides and her children of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, and owns approximately 89 % of the outstanding stock of Gwynedd. Mrs. Baxavanis disclaims beneficial ownership of all shares of Common Stock owned by Gwynedd. See footnote (4).

(4) Represents the shares of Common Stock owned by Gwynedd Trusts for the benefit of Maria E. Nicolaides and her children, of which Mrs. Baxavanis, Maria E. Nicolaides’ mother-in-law, is trustee, and owns approximately 89% of the outstanding stock of Gwynedd. Maria E. Nicolaides disclaims beneficial ownership of 327,143 shares of Common Stock owned by Gwynedd that may be deemed to be beneficially owned by the other shareholders of Gwynedd, including trusts for the benefit of her children. See footnote (3).

(5) According to Schedule 13D, filed jointly with the SEC on August 2, 2010, by Kenneth Lebow, et al (“Lebow”), and representation from Mr. Lebow, Lebow beneficially owned  1,277,818 shares, or  6.8%    of the total number of shares of Common Stock, , of the Company that were outstanding as of the close of business on March 17, 2014..

  (6) According to Schedule 13G, filed jointly with the SEC on February 14, 2014, by Paul J. Solit, et al (“Solit”), Solit beneficially owned 1,227,318 shares, or 6.5% of the total number of shares of Class A Common Stock, no par value, of the Company that were outstanding as of the close of business on February 14, 2014.

  (7) The subset of shares held by Brian C. Beazer includes 72,000 vested options/SAR, 9,000 unvested shares of restricted stock and 141,323 shares directly held.

  (8) The subset of shares held by George Benson includes 30,000 vested options/SAR, 9,000 unvested shares of restricted stock and 12,500 shares directly held

  (9) The subset of shares held by E. James Constantine includes 24,000 vested options/SAR, 9,000 unvested shares of restricted stock and 58,656 shares directly held

(10) The subset of shares held by Louis Fienberg includes 5,000 unvested shares of restricted stock, 110,000 options/SAR and 15,000 shares held directly.

(11) The subset of shares held by Tony G. Holcombe includes 14,711 vested shares of restricted shares, 9,000 unvested shares of restricted stock and 25,000 shares directly held.

(12) The subset of shares held by Sherrie G. McAvoy includes 9,000 unvested shares of restricted stock.

(13) The subset of shares held by Stratton J. Nicolaides includes 75,000 vested options/SAR and 93,336 shares held directly. Does not include the 2,957,280 shares of Common Stock owned by Gwynedd, with respect to which Mr. Nicolaides disclaims beneficial ownership.

(14) The subset of shares held by Jerry A. Rose includes 9,000 unvested shares of restricted stock

(15) The subset of shares held by Andrew J. Ryan includes 12,000 vested options/SAR, 9,000 unvested shares of restricted stock and 210,325 shares held directly by Mr. Ryan. Does not include the 2,957,280 shares of Common Stock owned by Gwynedd, with respect to which Mr. Ryan disclaims beneficial ownership.

(16) The subset of shares held by Dr. Jeff Smith includes, 125,000 vested options/SAR, 5,000 unvested shares of restricted stock 11,062 shares held directly and 195,380 shares of Common Stock owned by LIJE Partners LLP of which Dr. Smith is the sole general partner.

  *Represents less than 5% of the Company’s total number of shares outstanding on March 17, 2014.

SECTON 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and persons who are the beneficial owners of more than 10% of the outstanding Common Stock are required to report their beneficial ownership of Common Stock and any changes in that ownership to the SEC. Based solely on a review of the copies of reports furnish to, or filed by, us and written representations that no other reports were required, we believe that during FY 2013, the Company’s officers and directors complied with all applicable Section 16(a) filing requirements, except as follows:

There were two late Form 4 filings in 2013 as follows:  June 24, 2013 restricted stock grants for Louis Fienberg and Jeffrey Smith.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company does not have a formal written policy regarding the review of related party transactions. However, the Board reviews all relationships and transactions in which the Company and its directors and senior executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and senior executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions, if any, that are determined to be directly or indirectly material to the company or a related person are disclosed in the company’s proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.  Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee that considers the transaction.

Mr. Ryan, a Director of the Company, is a partner in the law firm of Salisbury & Ryan LLP. Salisbury & Ryan provided legal services to the Company in FY 2013 and will continue to provide such services in FY 2014. For services performed in FY 2013, Salisbury & Ryan invoiced the Company legal fees in the amount of approximately $224,000.

REPORT OF THE COMPENSATION COMMITTEE

This report is submitted by the Compensation Committee of the Board. The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2013.

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, as amended, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

                                                                                                                                                                                    THE COMPENSATION COMMITTEE

                                   Tony G. Holcombe, Chairman
                                   George Benson
                                   E. James Constantine
                                   Jerry A. Rose

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program, and it describes how the compensation of our executive management aligns with our corporate objectives and shareholder interests. Although our executive compensation program is generally applicable to each of our senior officers, this discussion and analysis focuses primarily on the program as applied to our “Named Executive Officers” (NEOs): the CEO, the CFO and the other officers included in the “Summary Compensation Table”.

EXECUTIVE SUMMARY

The Company requires a highly skilled, motivated and experienced executive team to lead its efforts to develop and sell complex end-to-end machine-to-machine (M2M) solutions that help customers monitor processes, equipment, condition or location. We must make investments that might not pay off for several years, while managing costs and staying ahead of a market that changes rapidly due to advances in technology and competitive conditions.

While our business offers great opportunities, as the uses of our products and services are almost limitless, there is potential for over-investment in initiatives that do not find a market. Consequently, our growth strategy balances revenue and earnings targets without letting either component get too far in front of the other.  Annual cash bonuses for our executive team are based on achieving both revenue and earnings goals and are measured on a company-wide basis to drive alignment with shareholder results and to encourage teamwork.

Compared to 2012, during 2013 we continued to make great strides in top-line growth as evidenced by increases in total revenue and gross margin of 19.7% and 15.3%, respectively.  Recurring revenue increased by 21.3%.  However, our operating income (loss) declined by $3.4 million from $3.0million operating income to $0.4 million operating loss.  In support of our balanced growth strategy and, in part, to improve our profitability metrics, during 2013 we shifted our focus to vertical market segments where we already have a significant market presence.  Going forward, this vertical approach will help us to better leverage our technology investments and be more efficient in our sales and marketing efforts.

Traditionally, Numerex has set very aggressive targets for executive bonus payments and 2013 was no different. Notwithstanding the substantial growth in revenue and margin, our results fell short of our bonus targets and consequently no NEO earned an incentive award under our 2013 non-equity incentive plan by meeting or exceeding these targets.  The CEO, with the Board’s approval awarded discretionary bonuses of $28,800 to each of three NEOs who we believe made significant contributions in 2013 that will also result in financial benefits in future years.

Base pay adjustments and equity grants are based partly on annual business results as noted above but primarily on other factors. These factors include evaluations of individual performance, reference to competitive benchmarks, the importance of maintaining management continuity, past increases in base pay, changes in job responsibilities and historical equity grants.  Dr. Smith and Mr. Fienberg received a base pay increase and equity grant in 2013.

PROCESS FOR SETTING EXECUTIVE PAY

The four-member Compensation Committee (the “Committee”) oversees the Company’s executive compensation program. All of the members of the Committee have been determined by the Board to be independent under applicable NASDAQ and SEC rules.

The Committee’s responsibilities include:

•	Establishing the overall level of targeted compensation for each NEO and how targeted compensation should be allocated among the three principal elements of compensation:

–	Base Salary;

–	Non-equity incentive plan awards – commonly referred to as cash bonuses; and

–	Equity awards.

•	Setting the performance levels that must be achieved for NEOs to receive or exceed their targeted compensation.

•	Approving base pay adjustments for the NEOs after reviewing, among a number of factors, performance, business results and competitive benchmarks.

•	Approving non-equity incentive awards after reviewing the NEO’s performance and business results against established performance benchmarks.

•	Approving equity compensation grants to NEOs after reviewing, among a number of factors, performance, business results, prior equity grants, and competitive benchmarks.

•	Reviewing and recommending to the full board appropriate levels of board compensation.

The Company’s CEO participates in the Committee’s meetings and provides input into compensation decisions at the Committee’s request. In particular, the Company’s CEO participates by making recommendations on NEO compensation and input on objectives (other than for himself). The CEO’s compensation is determined solely by the Committee.

The Use of Compensation Consultants

In 2013, the committee engaged MarksonHRC as its compensation consultant to provide the committee with competitive market data and to assist the committee in evaluating compensation for our executive officers for 2013. The compensation consultant met as needed with the committee and has direct access to the committee chair during and between meetings. The compensation consultant works with management to gather data required in preparing historical analyses for committee review, and provides the committee with market trend information.

In addition to their performance of services for the committee, in 2013 management used MarksonHRC to provide additional services to Numerex that were unrelated to executive compensation, including human resource consulting. The committee has reviewed the relationship with MarksonHRC and considered relevant factors to determine whether any conflict of interest existed and concluded there was no such conflict that resulted in advice that was not independent of management. The committee has sole authority to retain and terminate MarksonHRC or any compensation consultant.

The Use of Compensation Survey Data and Peer Companies

In considering the appropriateness of the Company’s compensation levels, the Committee refers to outside data, including data in respect of a defined “peer group” of companies that the Company believes approximate the Company in one or more meaningful ways, which may include such other companies’ revenues, market capitalization, operational and geographical structure, and industries.

In addition to peer group data the Committee also considers other external data and information for assessing the competitive nature of its compensation programs, including general industry compensation trends and the Committee’s experience in reviewing executive pay packages.  Further, such competitive assessment itself is but one of the factors the Committee considers in establishing executive compensation.

The Company believes that the selection of a peer group to be used for assessing the competitiveness of its executive compensation levels is something that requires reconsideration every year. As a general rule, the Company expects to change certain members of the peer group from one period to another, as the Company refines its comparison criteria and as the Company and members of the peer group change in ways that make comparisons less or more appropriate. The peer group used for purposes of fiscal 2013 compensation benchmarking, as in prior years, consisted of companies in the technology and software industries that are, on average, of comparable size to the Company  (the “peer” group). The peer group is developed by the Committee’s outside consultant and was updated in 2013 with several companies dropped and several companies replaced with new companies because the new companies were better business matches, size matches or because a company was no longer public through merger or acquisition.

Ambient	KVH Industries
Axesstel	Lantronix
Boingo Wireless	Lojack
Calamp	Meru Networks
Communications Systems	Orbcomm
Digi International	PC Tel
Echelon	Procera Networks
Frequency Electronics	Telular
Global Telecom	Westell Tech
ID Systems	Zhone Technologies
Identive Group

The Committee did not use peer group competitive data to evaluate pay for NEOs other than the CEO and CFO but looked to general compensation trends, their business experience and competitive pay for the CEO and CFO positions. The reason for focusing on CEO and CFO pay is that the Company’s product and service offerings are somewhat unique and a number of senior level jobs at the Company are not readily comparable to jobs referred to in survey data. Further, the Company’s organization and executive responsibilities often evolve rapidly in response to market opportunities and business conditions, making matches between the Company’s jobs and survey jobs that much more problematic.

COMPETITIVE BENCHMARKS

The table below summarizes the peer group competitive data the Committee reviewed in 2013 along with the Company’s 2013 target cash compensation and target cash compensation plus 2013 equity grants. Targeted bonuses are those paid generally when performance meets expectations or budgeted results  As most companies in the peer group do not have targeted equity grants, the Committee reviewed a three year average of grants as a representation of targets.  The Committee considered targeted bonuses and average equity grants among the peer group in considering appropriate Numerex bonus targets and the reasonableness of equity grants.  The reason being that actual bonuses paid and equity grants made among the peer group will vary considerably from year-to-year based on company and individual performance along with a myriad of other company-specific factors.

While the Committee is not necessarily targeting median compensation for all positions at all times, the data indicates that cash compensation for the CEO and CFO positions and cash plus actual 2013 equity grants for the CEO are  below or consistent with median competitive benchmarks.   Equity shown below for the CFO was part of his new hire grant in 2013 and larger than what we have historically provided as annual grants for individuals in this role.

NEO COMPENSATION COMPARED TO COMPETITIVE BENCHMARKS

	Median Competitive Compensation benchmarks based on the Peer Group			Incumbent Pay (FY 2013)
Title	Base	Cash Compensation: Base + Target Bonus	Total Direct Compensation: Cash + Target Equity Grants	Base	Cash Compensation Base + Target Bonus(1)	Cash + Actual Equity Grants in FY 2013(2)
CEO	$400,000	$725,400	$1,098,400	$350,000	$560,000	$560,000
CFO(3)	$263,500	$395,300	$511,200	$300,000	$412,500	$978,400

(1)	Amounts shown include the Target Bonus. Based on actual bonuses paid in 2013, the respective numbers for the CEO and CFO would be $350,000 and 328,800.
(2)	The Company does not have targeted equity grants; amounts included in this column are the value of equity grants made in 2013. The CFO’s 2013 equity grant was part of his new hire offer.
(3)	Incumbent pay information is annualized

 COMPENSATION OBJECTIVES AND INDIVIDUAL ELEMENTS

The Compensation Committee does not use any particular formula to determine targeted levels of executive pay or specific allocations among the foregoing components. Instead, the Committee looks to ensure that NEO compensation (1) is competitive with compensation provided to similarly situated executives at companies of similar size and complexity to the Company; (2) effectively drives short- and long-term performance and (3) is aligned with shareholders’ long-term interests.

The Committee draws on survey data, input from management and its own collective experience and expertise in deciding how much and in what way to pay the named executive officers.

The following describes the general purpose of each element of compensation and how the Committee makes pay decisions around each element.

Elements of Compensation

Base Salaries

We strive to provide competitive base salaries that allow us to attract and retain a high performing leadership team at a reasonable level of fixed costs. Base pay levels generally are set with reference to the market median, where such data is readily available, although exceptions can exist both above and below median to reflect a variety of factors such as skills and experience, individual performance track record, the difficulty of replacement and affordability. Base salaries are generally reviewed annually during the first quarter of the year, and at other times if an executive officer’s responsibilities have materially changed or other special circumstances warrant a review.

Non-Equity Incentive Based Awards

The annual “non-equity incentive based awards,” or cash bonuses, are designed to maintain NEO focus and motivation around annual activities deemed critical to growing shareholder value.  In 2013, we continued our focus on a balance of growing both revenue and earnings and our bonus plan was structured to support that.

The incentive awards pay out at targeted levels if revenue and Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and non-cash compensation) achieve the challenging growth goals budgeted for the fiscal year. Goals for all our NEOs are based on company-wide results to encourage alignment among the business units.  The Committee determined the revenue and Adjusted EBITDA budgets prior to the beginning of the fiscal year. Our Committee derives compensation targets from the same process by which we develop our internal annual budget for the current fiscal year and projections for future fiscal years.  The Committee sets targets that it believes will be challenging for the named executive officers to achieve and will require significant growth and progress by the Company in furtherance of its business objectives.

For both revenue and Adjusted EBITDA, a portion of the bonus target is payable only upon achieving at least the target. An additional bonus, up to a maximum, is payable, prorated on a straight line basis, if the results are between the budget and the “stretch” target.  The FY 2013 targets were $79.9 million for revenue and $12.1 million for Adjusted EBITDA. Our targets were not met in either of these areas and no bonuses were paid relative to these metrics.

The following table shows the percentage of base pay potentially paid to each NEO for achieving results related to revenue and Adjusted EBITDA.

Non-Equity Plan Incentive compensation payable for FY 2013 as a % of Base
	Corporate/ Achieves Budget(1)		Maximum Additional payable if Corporate Results Exceeds Budget up to Stretch Targets(2)
Position	Revenue	Adjusted EBITDA	Revenue	Adjusted EBITDA	Maximum Total Payable
CEO	30.0%	30.0%	30.0%	30.0%	120%
CFO	18.75%	18.75%	18.75%	18.75%	75%
EVP	18.75%	18.75%	18.75%	18.75%	75%
CITO	18.75%	18.75%	18.75%	18.75%	75%

(1)	Bonus is not paid if revenue or Adjusted EBITDA targets are not achieved.
(2)	The bonus is prorated for revenue or Adjusted EBITDA results between Budget and Stretch Target.

Equity Awards

We use equity compensation as a long-term incentive to enhance the alignment of NEO compensation with shareholder returns and as a retention tool focused on top executives that have the most direct line of sight to results.

The primary form of equity compensation awarded by the Committee has historically consisted of stock options or stock appreciation rights (SARs).  In 2013, Numerex also granted restricted shares to two of the NEOs as a means of providing additional value notwithstanding share price volatility.  While the Committee references competitive benchmarks including those for the peer group and does not generally target equity compensation in excess of the median, the number of options and shares awarded also reflects the Committee’s qualitative assessment of a variety of factors including the Company’s overall financial performance, individual contributions towards that performance, prior grants and holdings, and individual contributions to particular strategic initiatives or special projects.

Perquisites and Other Benefits

The Company does not provide its NEOs with perquisites or employee benefits that are not generally available to other full-time employees.   These include a medical, dental, and life insurance plans and a 401(k) that matches 50% of an employee’s contributions up to the first 6% of the employee’s salary subject to an overall dollar cap. The Company does not provide a pension plan or a supplemental retirement plan for its named executive officers or any other employees.

COMPENSATION DECISIONS FOR FISCAL 2013

Stratton J. Nicolaides - CEO.

•	Base Pay: Mr. Nicolaides’ base salary remained at $350,000 during 2013

•
Non-equity incentive compensation:  Mr. Nicolaides’ target incentive for achieving a budgeted level of recurring revenue and EBIT and Gross Margin remained at 60% of base pay.  His maximum bonus, for achievement of recurring revenue, EBIT and Gross Margin in excess of budget, also remained at 120% of base pay.  Based on FY 2013 results (see Non-Equity Incentive Based Awards), Mr. Nicolaides did not earn an incentive bonus for the year.

•
Equity Compensation: After considering the factors noted above under Equity Awards, in particular the size of Mr. Nicolaides’ historical grants and holdings, the Committee did not award him an equity grant during 2013.

Richard A. Flynt - CFO.

•	Base Pay: Mr. Flynt was hired as Numerex’s Chief Financial Officer in June, 2013 with a base pay of $300,000 and an option to purchase 100,000 shares of Common Stock that vest over four years.

•
Non-equity incentive compensation:  Mr. Flynt’s target incentive for achieving a budgeted level of recurring revenue, EBIT and Gross Margin was set at 37.5% of base pay in line with competitive benchmarks. His maximum bonus, for achievement of recurring revenue, EBIT and Gross Margin in excess of budget, was set at 75% of base pay.  Based on FY 2013 results (see Non-Equity Incentive Based Awards), Mr. Flynt did not earn an incentive bonus for the year.

•
Discretionary Bonus:  In recognition of among other accomplishments, a significant improvement in our internal controls over financial reporting and operations, the Compensation Committee, at the CEO’s recommendation, awarded Mr. Flynt a discretionary bonus of $28,800.

Louis Fienberg - EVP – Corporate Development.

•	Base Pay: Mr. Feinberg’s base pay during 2013 was increased from $220,000 to$230,000 as part of the increased responsibilities he assumed in 2013 as EVP of Global Accounts.

•
Non-equity incentive compensation:  Mr. Fienberg’s target incentive for achieving a budgeted level of revenue, EBIT and Gross Margin remained at 37.5% of base pay.  His maximum bonus, for achievement of recurring revenue, EBIT and Gross Margin in excess of budget, also remained at 75% of base pay.  Based on FY 2013 results (see Non-Equity Incentive Based Awards), Mr. Fienberg did not earn an incentive bonus for the year.

•
Discretionary Bonus:  In recognition of significant contributions in the areas of new business development not fully otherwise reflected in 2013 results, the Compensation Committee, at the CEO’s recommendation awarded Mr. Fienberg a discretionary bonus of $28,800.

•
Equity Compensation: After considering the factors noted above under Equity Awards, and in particular Mr. Fienberg’s major contributions to business development during 2013, the Compensation Committee, at the CEO’s recommendation, awarded him 20,000 stock appreciation rights and 5,000 restricted stock awards during 2013.

Jeffrey Smith - CITO.

•
Base Pay: Dr. Smith’s base salary was increased to $300,000 in light of his enhanced role as Chief Innovation and Technology Officer and ongoing success in keeping Numerex at the technological forefront of our industry.

•
Non-equity incentive compensation:  Dr. Smith’s target incentive for achieving a budgeted level of recurring revenue, EBIT and Gross Margin remained at 37.5% of base pay. His maximum bonus, for achievement of revenue, EBIT and Gross Margin in excess of budget, also remained at 75% of base pay.  Based on FY 2013 results (see Non-Equity Incentive Based Awards), Mr. Smith did not earn an incentive bonus for the year.

•	Discretionary Bonus: In recognition of areas described under Base Pay, above, the Compensation Committee at the CEO’s recommendation awarded Dr. Smith a discretionary bonus of $28,800.

•
Equity Compensation: After considering the factors noted above under Equity Awards, and in particular Dr. Smith’s continued contributions in product development and maintaining Numerex as a technology leader in the M2M space, the Compensation Committee, at the CEO’s recommendation, awarded him 100,000 stock options and 5,000 restricted stock awards during 2013.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to compensation for the fiscal years ended December 31, 2013 and 2012 and 2011 earned by or paid to the Company’s named executive officers, as determined in accordance with applicable SEC rules.
Name and Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)1	Option Awards ($)2	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)3	Total ($)4

Stratton J. Nicolaides CEO	2013	350,000	--	--	--	--	13,611	363,611
	2012	350,000	--	--	--	--	13,720	363,720
	2011	350,000	--	--	--	--	13,691	363,691
Richard A. Flynt CFO	2013	175,000	28,800	--	565,900	--	7,261	776,961
Louis Fienberg EVP	2013	230,000	28,800	62,750	116,780	--	13,490	451,820
	2012	220,000	20,000	--	--	--	12,762	252,762
	2011	220,000	20,000	--	20,740	--	12,584	273,324
Jeffrey Smith, PhD Chief Innovation and Technology Officer	2013	300,000	28,800	62,750	583,900	--	16,335	991,785
	2012	250,000	10,000	--	--	--	14,620	274,620
	2011	250,000	--	--	--	--	15,858	265,858
Alan Catherall Former CFO5	2013	129,013	--	62,750	--	--	178,458	370,221
	2012	255,000	10,000	--	--	--	13,231	278,231
	2011	255,000	--	--	31,110	--	11,807	297,917

1.
The dollar value of stock awards shown represents the grant date fair value calculated on the basis of the fair market value of the underlying shares of our Common Stock on the respective grant dates in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Certification (ASC) Topic 718, Stock Compensation and without any adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Note O to the Consolidated Financial Statements included in Part II, Item 8 of our 2013 Annual Report on Form 10-K. The actual value that an executive will realize on each stock award will depend on the price per share of our Common Stock at the time shares underlying the stock award are sold. There can be no assurance that the actual value realized by an executive will be at or near the grant date fair value of the stock awarded.

2.
The amount in this column reflects the aggregate grant date fair value of the award in accordance with FASB ASC Topic 718, Stock Compensation. The dollar value of the stock options/SARs shown represents the estimated grant date fair value determined in accordance with FASB ASC Topic 718 pursuant to the Black-Scholes option pricing model, with no adjustment for estimated forfeitures. For a discussion of valuation methodologies used in the calculations, see Note O to the Consolidated Financial Statements included in Part II, Item 8 of our 2013 Annual Report on Form 10-K.. The actual value, if any, which an executive may realize on each stock option/SAR will depend on the excess of the stock price over the exercise/base price on the date the stock option/SAR is exercised and the shares underlying such stock option/SAR are sold. There is no assurance that the actual value realized by an executive will be at or near the value estimated by the Black-Scholes model.

3.
Includes Company contributions to its qualified defined contribution plan, i.e., a 401(k) Plan matching contributions up to a maximum of 50% of 6% of the individual’s salary in the following amounts: Mr. Nicolaides ($7,000), Mr. Flynt ($2,250), Mr. Fienberg ($7,013), Dr. Smith ($7,000) and Mr. Catherall ($3,838).  In addition, the column includes contributions by the Company to the individual’s health, dental, and life/disability insurance premiums and health savings accounts. All of these benefits are also available to all of the Company’s full time employees.

4.	Totals do not reflect the compensation actually paid but includes, as required by SEC rules, the fair value of stock options awarded in the applicable fiscal year; see note (1) above.
5.
Mr. Catherall separated from Numerex on June 28, 2013.  Base Pay shown is for the partial year.  In addition, he received a severance payment of $137,500 and acceleration of the vesting of certain prior equity grants resulting in additional Company expense of $32,711. These amounts are included in All Other Compensation.

GRANTS OF PLAN-BASED AWARDS

The following table summarizes, except as noted, all plan based awards that the Company’s NEOs were eligible to receive for FY 2013 performance.
Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target(1)	Maximum
		($)	($)	($)
Stratton Nicolaides	-	-	210,000	420,000	-	-	-	-
Rick Flynt	6/11/2013	-	65,625	131,250	-	100,000	10.97	565,900
Louis Feinberg	4/1/2013 6/28/2013	-	86,250	172,500	5,000 -	- 20,000	- 11.16	62,750 116,780
Jeffrey Smith	4/1/2013 6/28/2013	-	112,500	225,000	5,000 -	- 100,000	- 11.16	62,750 583,900
Alan Catherall	4/1/2013	-	-	-	5,000	-	-	62,750

(1)	Payable in the event that recurring revenue, EBIT and gross margin targets are met. See the discussion on Non-Equity Incentive Compensation under the Compensation Discussion & Analysis.
(2)	Mr. Catherall terminated employment on June 28, 2013 and was not eligible for the 2013 Incentive Plan Award.

OPTION EXERCISES AND STOCK VESTED

The following table shows the number of shares acquired upon exercise of stock options and vesting of performance shares for each of our named executive officers during FY 2013.

Name	Option Awards		Stock Awards
	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquiring on Vesting #	Value Realized on Vesting ($)
Stratton Nicolaides	--	--	--	--
Rick Flynt	--	--	--	--
Louis Fienberg (1)	20,000	177,400	--	--
Jeff Smith	--	--	--	--
Alan Catherall (2)	67,500	378,300	--	--

(1)	In a cashless exercise on November 11, 2013, Mr. Fienberg received 12,949 shares of the Company’s stock at the current market price of $13.70 as reported on Form 4 filed with the SEC.
(2)	In a cashless exercise on September 23, 2013, Mr. Catherall received 30,439 shares of the Company’s stock at the current market price of $10.47.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the outstanding equity awards at December 31, 2013 for each of the named executive officers.
Name	No. of Securities Underlying Unexercised Options/SARs(#) Exercisable(1)	No. of Securities Underlying Unexercised Options/SARs(#) Unexercisable	Option Exercise/SAR Exercise Price ($)	Option/SAR Expiration Date (2)	No. of Sharesor Units of Stock that have not vested(3)	Market Value of Shares or Units of Stock that have not vested ($)
Stratton Nicolaides J. CEO	25,000	--	4.75	1/2/2016	--	--
	50,000	--	9.46	10/25/2016	--	--
	--	55,932	4.51	5/21/2020	--	--
Richard A. Flynt, CFO	--	100,000	10.97	6/11/2023	--	--
Louis Fienberg Executive Vice President	20,000	--	4.83	7/18/2014	--	--
	5,000	--	4.57	12/4/2015	--	--
	15,000	--	9.46	10/25/2016	--	--
	15,000	--	9.34	3/4/2017	--	--
	17,500	--	5.50	7/30/2019	--	--
	17,500	--	4.35	11/24/2019	--	--
	--	33,898	4.51	5/21/2020	--	--
	5,000	5,000	6.03	9/16/2021	--	--
	--	---			3,750	48,563
	5,000	15,000	11.16	6/28/2023	--	--
Jeffrey Smith, PhD Chief Innovation and Technology Officer	75,000	--	3.49	10/9/2018	--	--
	25,000	--	4.35	11/24/2019	--	--
	--	42,373	4.51	5/21/2020	--	--
	--	--	--	--	3,750	48,563
	25,000	75,000	11.16	6/28/2023	--	--
Alan Catherall	--	--	--	--	--	--

(1)
All stock options and stock appreciation rights (SARs) granted to named executive officers contain stock price hurdles that are in excess of the option exercise price. These hurdles must be satisfied before the stock option can be exercised.

(2)
All stock options and SARs  granted by the Company vest at the rate of 25% per year over four years except for the SARs granted on May 21, 2010 and expiring on May 21, 2020 which vest four years after the date of grant.  All stock options and SARs expire ten years from the grant date.

(3)	Restricted stock vests at the rate 25% per year over four years.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We do not have employment agreements with our named executive officers. The employment of all of our named executive officers is at will. However, our named executive officers will be entitled to certain severance benefits upon their termination of employment under certain defined circumstances, as described further below.  There are no payments made to the named executive officers upon voluntary retirement, voluntary resignation or upon death or disability.

The Company’s named executive officers have each made major contributions towards building the Company into the enterprise that it is today, and the Company believes that it is important to protect them in the event of an involuntary termination following a change in control. Further, it is the Company’s belief that the interests of its shareholders will be best served if the interests of the Company’s senior management team are aligned with them, and providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that are in the best interests of the Company’s shareholders.

Accordingly, the Company has entered into change of control agreements with each of Messrs. Nicolaides, Fienberg, and Dr. Smith. Pursuant to those agreements, “involuntary termination” is deemed to be a “separation from service” as defined under Section 409A of the Internal Revenue Code of 1986 (“the Code”) at any time within two years following a change in control if such separation is without cause. The concept of separation without cause encompasses termination of employment following a diminution in title, responsibility, or salary level as well as required relocation outside of 50 miles from the Company’s current headquarters location. A “change in control” as defined in the change in control agreements is deemed to occur if (a) the Company consummates a sale, transfer, assignment, exchange, or other conveyance of all or substantially all of the assets of  the Company, (b) there is a sale, transfer, assignment, exchange, or other conveyance resulting in any third party’s acquisition of more than 50% of the outstanding voting stock of the Company, or a merger or consolidation occurs which results in a third party’s ownership of more than 50% of the merged or consolidated entity.

The agreement provides that if the officer’s employment is terminated, without cause, within two years of a change of control, he will receive a lump sum payment equal to 12 months of his base salary. The payment will be made six months after the date of termination or upon such earlier date as is permitted under the Code. In the event of termination following a change in control, the Company will also continue to provide health and medical benefits, i.e., COBRA coverage, to the extent required by applicable law.  Equity grants provide for vesting immediately upon a change-in-control.

The table below reflects the amount of compensation payable to each of the Company’s named executive officers in the event of a termination as defined above. For illustrative purposes, the tables assume that such termination was effective as of December 31, 2013 and thus include amounts earned through that date. The option price used was the closing price of the Company’s common stock on December 31, 2013, or $12.95 per share.

Name Executive Benefit and Payments Upon Separation		Payout
Stratton Nicolaides	Cash Severance Payment	$350,000
	Fair Value of Options/Shares that Vest on a Change-in-Control	472,066
	Total:	$822,066
Rick Flynt	Cash Severance Payment	$300,000
	Fair Value of Options/Shares that Vest on a Change-in-Control	198,000
	Total:	$498,000
Louis Fienberg	Cash Severance Payment	$230,000
	Fair Value of Options/Shares that Vest on a Change-in-Control	421,249
	Total:	$651,249
Jeffrey Smith	Cash Severance Payment	$300,000
	Fair Value of Options/Shares that Vest on a Change-in-Control	601,378
	Total:	$901,378

REPORT OF THE AUDIT COMMITTEE
The Board has adopted a written charter for the Audit Committee. The Committee’s job is one of oversight as set forth in the Audit Committee Charter. It is not the duty of the Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control. The independent accountants are responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows to the Company in conformity with generally accepted accounting principles.

The Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and with Grant Thornton LLP, the Company’s independent accountants for FY 2013.

The Committee has discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee also has received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton communications with the Audit Committee concerning independence, and has discussed with Grant Thornton its independence.

Based on the review and discussions referred to above, the Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10K for FY 2013 for filing with the Securities and Exchange Commission (the “SEC”).
THE AUDIT COMMITTEE
Sherrie G. McAvoy, Chairman Brian C. Beazer
George Benson E. James Constantine

In accordance with and to the extent permitted by applicable law or regulation, the information contained in the Report of the Audit Committee and the Audit Committee Charter shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act.

OTHER BUSINESS

The Company does not presently know of any matters that will be presented for action at the meeting other than those set forth herein. If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed proxy with respect to such other matters in accordance with their best judgment.

ANNUAL REPORT

Copies of the Annual Report are available upon written request to the Company at its principal executive offices which are located at 3330 Cumberland Blvd SE, Suite 700, Atlanta, Georgia 30339, Attention: Shareholder Communications.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR FY 2013 FILED WITH THE SEC, EXCEPT FOR EXHIBITS TO THE REPORT, BY SENDING A REQUEST THEREFOR TO: NUMEREX CORP., ATTN: SHAREHOLDER COMMUNICATIONS, 3330  CUMBERLAND BLVD SE, SUITE 700, ATLANTA, GEORGIA 30339. THE COMPANY’S SEC FILINGS ARE ALSO AVAILABLE AT THE SEC’S WEBSITE AT http://www.sec.gov.
By Order of the Board of Directors
Andrew J. Ryan
General Counsel and Secretary

Exhibit A

NUMEREX CORP
2014 STOCK AND INCENTIVE PLAN

1. Definitions.  In the Plan, except where the context otherwise indicates, the following definitions shall apply:

1.1. “Affiliate” means a corporation, partnership, business trust, limited liability company, or other form of business organization at least a majority of the total combined voting power of all classes of stock or other equity interests of which is owned by the Company, either directly or indirectly, and any other entity designated by the Committee in which the Company has a significant interest.

1.2. “Agreement” means an agreement or other document (including a plan or sub-plan) evidencing or establishing the terms of an Award (or Awards).  An Agreement may be in written or such other form as the Committee may specify in its discretion, and the Committee may, but need not, require a Participant to sign an Agreement.

1.3.  “Award” means a grant of an Option, Restricted Stock, a Restricted Stock Unit, a Performance Award, or an Other Stock-Based Award.

1.4. “Board” means the Board of Directors of the Company.

1.5. “Code” means the Internal Revenue Code of 1986, as amended.

1.6. “Committee” means the Compensation Committee of the Board or such other committee(s), subcommittee(s) or person(s) the Board or an authorized committee of the Board appoints to administer the Plan or to make and/or administer specific Awards hereunder.  If no such appointment is in effect at any time, “Committee” shall mean the Board.  Notwithstanding the foregoing, “Committee” means the Board for purposes of granting Awards to members of the Board who are not Employees, and administering the Plan with respect to those Awards, unless the Board determines otherwise.

1.7. “Common Stock” means the Class A Company’s common stock, no par value.

1.8. “Company” means Numerex Corporation, a Pennsylvania Corporation, and any successor thereto.

1.9. “Date of Exercise” means the date on which the Company receives notice of the exercise of an Option in accordance with Section 7.

1.10. “Date of Grant” means the date on which an Award is granted under the Plan.

1.11. “Effective Date” means February 21, 2014.

1.12. “Eligible Person” means any person who is (a) an Employee, (b) a member of the Board or the board of directors of an Affiliate, or (c) a consultant or independent contractor to the Company or an Affiliate.

1.13. “Employee” means any person who the Committee determines to be an employee of the Company or an Affiliate.

1.14. “Exercise Price” means the price per Share at which an Option may be exercised.

1.15.  “Fair Market Value” means, as of any date on which the Shares are listed or quoted on a securities exchange or quotation system, and except as otherwise determined by the Committee, the closing sale price of a Share as reported on such securities exchange or quotation system as of the relevant date, and if the Shares are not listed or quoted on a securities exchange or quotation system, then an amount equal to the then fair market value of a Share as determined by the Committee pursuant to a reasonable method adopted in good faith for such purpose; provided, however, that in the case of the grant of an Option that is intended to not provide for a deferral of compensation within the meaning of Section 409A of the Code, Fair Market Value shall be determined pursuant to a method permitted by Section 409A of the Code for determining the fair market value of stock subject to a nonqualified stock option that does not provide for a deferral of compensation within the meaning of Section 409A of the Code.

1.16. “Incentive Stock Option” means an Option that the Committee designates as an incentive stock option under Section 422 of the Code.

1.17. “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

1.18. “Option” means an option to purchase Shares granted pursuant to Section 6.

1.19. “Option Period” means the period during which an Option may be exercised.

1.20. “Other Stock-Based Award” means an Award granted pursuant to Section 11.

1.21. “Participant” means an Eligible Person who has been granted an Award.

1.22. “Performance Award” means a performance award granted pursuant to Section 10.

1.23. “Performance Goals” means performance goals established by the Committee which may be based on operating income, operating margin, earnings (including before or after taxes, interest, depreciation, and amortization), earnings growth, net income, net operating gross margin, net operating profit after taxes, net sales growth, sales, revenues, expenses, return measures (including return on assets, designated assets, capital, committed capital, net capital employed, equity, sales, or stockholder equity, and return versus the Company’s cost of capital, equity or investment), cash flow, total shareholder return, stock price, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, regulatory compliance, implementation or completion of one or more projects or transactions (including mergers, acquisitions, dispositions, and restructurings), working capital, or any other objective goals the Committee establishes, and which may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.  Performance Goals may be particular to an Eligible Person or the department, branch, Affiliate, or division in which the Eligible Person works, or may be based on the performance of the Company, one or more Affiliates, or the Company and one or more Affiliates, and may cover such period as may be specified by the Committee.

1.24. “Plan” means this Numerex Corporation 2014 Incentive Plan, as amended from time to time.

1.25. “Restricted Stock” means Shares granted pursuant to Section 8.

1.26. “Restricted Stock Units” means an Award providing for the contingent grant of Shares (or the cash equivalent thereof) pursuant to Section 9.

1.27. “Section 422 Employee” means an Employee who is employed by the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company, including a “parent corporation” or “subsidiary corporation” that becomes such after adoption of the Plan.

1.28. “Share” means a share of Common Stock.

1.29. “Ten-Percent Stockholder” means a Section 422 Employee who (applying the rules of Section 424(d) of the Code) owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a “parent corporation” or “subsidiary corporation” (each as defined in Sections 424(e) and (f) of the Code) with respect to the Company.

1.30. [“2006 Plan” means the Numerex Corporation 2006 Long Term Incentive Plan, as amended.]

Unless the context expressly requires the contrary, references in the Plan to (a) the term “Section” refers to the sections of the Plan, and (b) the word “including” means “including (without limitation).”

2. Purpose.  The Plan is intended to assist the Company and its Affiliates in attracting and retaining Eligible Persons of outstanding ability and to promote the alignment of their interests with those of the stockholders of the Company.

3. Administration.  The Committee shall administer the Plan and shall have plenary authority, in its discretion, to grant Awards to Eligible Persons and to establish sub-plans, subject to the provisions of the Plan.  The Committee shall have plenary authority and discretion, subject to the provisions of the Plan, to determine the Eligible Persons to whom it grants Awards, the terms (which terms need not be identical) of all Awards, including without limitation, the Exercise Price of Options, the time or times at which Awards are granted, the number of Shares covered by Awards, whether an Option shall be an Incentive Stock Option or a Nonqualified Stock Option, any exceptions to non-transferability, any Performance Goals applicable to Awards, any provisions relating to vesting, and the periods during which Options may be exercised and Restricted Stock shall be subject to restrictions.  In making these determinations, the Committee may take into account the nature of the services rendered or to be rendered by Award recipients, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant.  Subject to the provisions of the Plan, the Committee shall have plenary authority and discretion to interpret the Plan and Agreements, prescribe, amend and rescind rules and regulations relating to them, and make all other determinations deemed necessary or advisable for the administration of the Plan and Awards granted hereunder.  The determinations of the Committee on the matters referred to in this Section 3 shall be binding and final.  The Committee may delegate its authority under this Section 3 and the terms of the Plan (including to the Company’s Chief Executive Officer) to such extent it deems desirable and is consistent with the requirements of applicable law.

4. Eligibility.  Awards may be granted only to Eligible Persons, provided that Incentive Stock Options may be granted only to Eligible Persons who are Section 422 Employees.

5. Stock Subject to Plan.

5.1.  [Subject to adjustment as provided in Section 13, the maximum number of Shares that may be issued pursuant to Awards (including Incentive Stock Options) under the Plan is 3,300,000 Shares, less any shares remaining to be issued under the 2006 LTI Plan at the Effective Date plus the number of Shares (but not in excess of 500,000 Shares) covered by awards providing for the issuance of Shares granted under the 2006 Plan that cease to be covered by such awards by reason of termination, expiration or forfeiture of the award after the Board’s adoption of this Plan.  Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been, or may be, reacquired by the Company in the open market, in private transactions, or otherwise.  The number of Shares authorized for issuance under the Plan shall be decreased by 1.65 Shares for each Share issued pursuant to Awards that are not Options (any Awards payable in Shares that are not Options being “Full Value Awards”).

5.2. If an Option expires or terminates for any reason without having been fully exercised, if shares of Restricted Stock are forfeited, or if Shares covered by an Award are not issued or are forfeited, the unissued or forfeited Shares that had been subject to the Award shall be available for the grant of additional Awards; provided, however, that: (a) in the case of Full Value Awards, the number of Shares that again become available for the grant of Awards under the Plan shall reflect the last sentence of Section 5.1, so that, by way of example, if 100 shares of Restricted Stock are forfeited, 165 Shares shall again be available for the grant of Awards, subject to the last sentence of Section 5.1; and (b) in the case of Shares that are withheld (or delivered) as payment of the Exercise Price of an Option or to pay withholding taxes, no such withheld (or delivered) Shares shall be available for the grant of Awards hereunder;.

5.3. Subject to adjustment as provided in Section 13, the maximum number of Shares with respect to which an Employee may be granted Awards under the Plan (whether settled in Shares or the cash equivalent thereof) during any calendar year is 300,000.  The maximum number of Shares with respect to which an Employee has been granted Awards shall be determined in accordance with Section 162(m) of the Code.

6. Options.

6.1. Options granted under the Plan shall be either Incentive Stock Options or Nonqualified Stock Options, as designated by the Committee.  Each Option granted under the Plan shall be a Nonqualified Stock Option unless expressly identified as an Incentive Stock Option, and each Option shall be evidenced by an Agreement that specifies the terms and conditions of the Option.  Options shall be subject to the terms and conditions set forth in this Section 6 and such other terms and conditions not inconsistent with the Plan as the Committee may specify.  Such terms and conditions may provide that an Option may be exercised only as described in Section 7.3 and provide for the payment of cash in lieu of the issuance of all or a portion of the Shares issuable upon exercise (with Shares paid in cash being valued at Fair Market Value).  The Committee may, in its discretion, condition the grant or vesting of an Option upon the achievement of one or more specified Performance Goals.

6.2. The Exercise Price of an Option granted under the Plan shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.  Notwithstanding the foregoing, in the case of an Incentive Stock Option granted to an Employee who, on the Date of Grant is a Ten-Percent Shareholder, the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant.

6.3. The Committee shall determine the Option Period for an Option, which shall be specifically set forth in the Agreement, provided that an Option shall not be exercisable after ten years (five years in the case of an Incentive Stock Option granted to an Employee who on the Date of Grant is a Ten-Percent Stockholder) from its Date of Grant.

7. Exercise of Options.

7.1. Subject to the terms of the applicable Agreement, an Option may be exercised, in whole or in part, by delivering to the Company a notice of the exercise, in such form as the Committee may prescribe, accompanied by (a) full payment for the Shares with respect to which the Option is exercised or (b) to the extent provided in the applicable Agreement, irrevocable instructions to a broker to deliver promptly to the Company cash equal to the exercise price of the Option.

7.2. To the extent provided in the applicable Agreement or otherwise authorized by the Committee, payment of the Exercise Price may be made by delivery (including constructive delivery) of Shares (provided that such Shares, if acquired pursuant to an Option or other Award granted hereunder or under any other compensation plan maintained by the Company or any Affiliate, have been held by the Participant for such period, if any, as the Committee may specify) valued at Fair Market Value on the Date of Exercise.

7.3. To the extent provided in the applicable Agreement, an Option may be exercised by directing the Company to withhold from the Shares to be issued upon exercise of the Option (or portion thereof) being exercised a number of Shares having a Fair Market Value not in excess of the aggregate Exercise Price of the Option (or portion thereof being exercised), with payment of the balance of the exercise price, if any, being made pursuant to Section 7.1 and/or Section 7.2.

8. Restricted Stock Awards.  Each grant of Restricted Stock under the Plan shall be subject to an Agreement specifying the terms and conditions of the Award.  Restricted Stock granted under the Plan shall consist of Shares that are restricted as to transfer, subject to forfeiture, and subject to such other terms and conditions as the Committee may specify.  Such terms and conditions may provide, in the discretion of the Committee, for the lapse of such transfer restrictions or forfeiture provisions to be contingent upon the achievement of one or more specified Performance Goals.

9. Restricted Stock Unit Awards.  Each grant of Restricted Stock Units under the Plan shall be evidenced by an Agreement that (a) provides for the issuance of Shares (or the cash equivalent thereof) to a Participant at such time(s) as the Committee may specify and (b) contains such other terms and conditions as the Committee may specify, including terms that condition the issuance, vesting, or payment of Restricted Stock Unit Awards upon the achievement of one or more specified Performance Goals.

10. Performance Awards.  Each Performance Award granted under the Plan shall be evidenced by an Agreement that (a) provides for the payment of cash or issuance of Shares to a Participant contingent upon the attainment of one or more specified Performance Goals over such period as the Committee may specify, and (b) contains such other terms and conditions as the Committee may specify.  If the terms of a Performance Award provide for payment in the form of Shares, for purposes of Section 5.3, the Performance Award shall be deemed to cover a number of Shares equal to the maximum number of Shares that may be issued upon payment of the Award.  The maximum cash amount payable to any Employee pursuant to all Performance Awards granted to an Employee during a calendar year shall not exceed $1,500,000.

11. Other Stock-Based Awards.  The Committee may in its discretion grant stock-based awards of a type other than those otherwise provided for in the Plan, including the issuance or offer for sale of unrestricted Shares (“Other Stock-Based Awards”).  Other Stock-Based Awards shall cover such number of Shares and have such terms and conditions as the Committee shall determine, including terms that condition the payment or vesting of the Other Stock-Based Award upon the achievement of one or more Performance Goals.

12. Dividends and Dividend Equivalents.  The terms of an Award may provide a Participant with the right, subject to such terms and conditions as the Committee may specify, to receive dividend payments or dividend equivalent payments with respect to Shares covered by such Award, which payments (a) may be either made currently or credited to an account established for the Participant, (b) may be made contingent upon the achievement of one or more Performance Goals, and (c) may be settled in cash or Shares, as determined by the Committee.

13. Capital Events and Adjustments.

13.1. In the event of any change in the outstanding Common Stock by reason of any stock dividend, stock split, reverse stock split, spin-off, split-off, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, liquidation or the like, the Committee shall provide for a substitution for or adjustment in:  (a) the number and class of securities subject to outstanding Awards or the type of consideration to be received upon the exercise or vesting of outstanding Awards, (b) the Exercise Price of Options, (c) the aggregate number and class of Shares for which Awards thereafter may be granted under the Plan, and (d) the maximum number of Shares with respect to which an Employee may be granted Awards during any calendar year.

13.2.   Any provision of the Plan or any Agreement to the contrary notwithstanding, in the event of a merger or consolidation to which the Company is a party or any sale, disposition or exchange of at least 50% of the Company’s Common Stock or all or substantially all of the Company’s assets for cash, securities or other property, or any other similar transaction or event (each, a “Transaction”), the Committee shall take such actions, and make such changes and adjustments to outstanding Awards as it deems equitable, and may in its discretion, cause any Award granted hereunder to (a) vest in whole or in part, (b) be assumed or continued by any successor or acquirer, and/or (c) be canceled (in whole or in part) in consideration of a payment (or payments), in such form as the Committee may specify, equal to the fair value of the canceled Award (or portion thereof), as determined by the Committee in its discretion.  The fair value of an Option shall be deemed to be equal to the product of (a) the number of Shares the Option covers (and has not previously been exercised) and (b) the excess, if any, of the Fair Market Value of a Share as of the date of cancellation over the Exercise Price of the Option.  For sake of clarity and notwithstanding anything to the contrary herein, (a) the fair value of an Option would be zero if the Fair Market Value of a Share is equal to or less than the Exercise Price and (b) payments in cancellation of an Award in connection with a Transaction may be delayed to the same extent that payment of consideration to holders of Shares in connection with the Transaction is delayed as a result of escrows, earn-outs, holdbacks, or any other contingencies.

13.3. The Committee need not take the same action under this Section 13 with respect to all Awards or with respect to all Participants and may, in its discretion, take different actions with respect to vested and unvested portions of an Award.  No fractional shares or securities shall be issued pursuant to any adjustment made pursuant to this Section 13, and any fractional shares or securities resulting from any such adjustment shall be eliminated by rounding downward to the next whole share or security, either with or without payment in respect thereof, as determined by the Committee. All determinations required to be made under this Section 13 shall be made by the Committee in its discretion and shall be final and binding.

14. Termination or Amendment.  The Board may amend or terminate the Plan in any respect at any time; provided, however, that after the stockholders of the Company have approved the Plan, the Board shall not amend or terminate the Plan without approval of (a) the Company’s stockholders to the extent applicable law or regulations or the requirements of the principal exchange or interdealer quotation system on which the Common Stock is listed or quoted, if any, requires stockholder approval of the amendment or termination, and (b) each affected Participant if the amendment or termination would adversely affect the Participant’s rights or obligations under any Award granted prior to the date of the amendment or termination.

15. Modification, Substitution of Awards.

15.1. Subject to the terms and conditions of the Plan, the Committee may modify the terms of any outstanding Awards; provided, however, that (a) no modification of an Award shall, without the consent of the Participant, alter or impair any of the Participant’s rights or obligations under such Award, and (b) except as approved by the Company’s stockholders and subject to Section 13, in no event may an Option be (i) modified to reduce the Exercise Price of the Option or (ii) cancelled or surrendered in consideration for a new Option with a lower Exercise Price.

15.2. Anything contained herein to the contrary notwithstanding, Awards may, in the discretion of the Committee, be granted under the Plan in substitution for stock options and other awards covering capital stock of another corporation which is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by, the Company or an Affiliate.  The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Committee may deem appropriate in order to conform, in whole or part, to the provisions of the awards in substitution for which they are granted.  Such substitute Awards shall not be counted toward the Share limit imposed by Section 5.3, except to the extent the Committee determines that counting such Awards is required in order for Awards granted hereunder to be eligible to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code.

16. Stockholder Approval.  The Plan, and any amendments hereto requiring stockholder approval pursuant to Section 14 are subject to approval by vote of the stockholders of the Company at the next annual or special meeting of stockholders following adoption by the Board.  If the adoption of the Plan is not so approved by the Company’s stockholders, any Awards granted under the Plan shall be cancelled and void ab initio immediately following such next annual or special meeting of stockholders.

17. Withholding.  The Company’s obligation to issue or deliver Shares or pay any amount pursuant to the terms of any Award granted hereunder shall be subject to satisfaction of applicable federal, state, local, and foreign tax withholding requirements.  To the extent authorized by the Committee, and in accordance with such rules as the Committee may prescribe, a Participant may satisfy any withholding tax requirements by one or any combination of the following means:  (a) tendering a cash payment, (b) authorizing the Company to withhold Shares otherwise issuable to the Participant, or (c) delivering to the Company already-owned and unencumbered Shares.

18. Term of Plan.  Unless sooner terminated by the Board pursuant to Section 14, the Plan shall terminate on the date that is ten years after the Effective Date, and no Awards may be granted or awarded after such date; provided, however, that no Incentive Stock Options may be granted after the ten year anniversary of the date of adoption of the Plan by the Board.  The termination of the Plan shall not affect the validity of any Award outstanding on the date of termination.

19. Indemnification of Committee.  In addition to such other rights of indemnification as they may have as members of the Board or Committee, the Company shall indemnify members of the Committee against all reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company.

20. General Provisions.

20.1. The establishment of the Plan shall not confer upon any Eligible Person any legal or equitable right against the Company, any Affiliate or the Committee, except as expressly provided in the Plan.  Participation in the Plan shall not give an Eligible Person any right to be retained in the service of the Company or any Affiliate.

20.2. Neither the adoption of the Plan nor its submission to the Company’s stockholders shall be taken to impose any limitations on the powers of the Company or its Affiliates to issue, grant or assume options, warrants, rights, restricted stock or other awards otherwise than under the Plan, or to adopt other stock option, restricted stock, or other plans, or to impose any requirement of stockholder approval upon the same.

20.3. The interests of any Eligible Person under the Plan and/or any Award granted hereunder are not subject to the claims of creditors and may not, in any way, be transferred, assigned, alienated or encumbered except to the extent provided in an Agreement.

20.4. The Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws principles.

20.5. Notwithstanding any other provision of the Plan or any Agreement to the contrary, Awards and any Shares issued or payments made under Awards shall be subject to any compensation claw back or recoupment policy (or policies) that the Company may have in effect from time to time, subject to such terms and conditions of such policy (or policies).

20.6. The Committee may require each person acquiring Shares pursuant to Awards granted hereunder to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  All certificates for Shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws.  The Committee may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

20.7. The Company shall not be required to issue any certificate or certificates for Shares with respect to Awards granted under the Plan, or record any person as a holder of record of Shares, without obtaining, to the complete satisfaction of the Committee, the approval of all regulatory bodies the Committee deems necessary, and without complying to the Board’s or Committee’s complete satisfaction, with all rules and regulations under federal, state or local law the Committee deems applicable.

20.8. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange or automated dealer quotation system on which the Shares are traded.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of any fractional Shares or whether any fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.9. Awards granted under this Plan are intended to comply with the requirements of Section 409A of the Code (including the exceptions thereto), to the extent applicable, and shall be interpreted in accordance with such requirements.  Notwithstanding anything to the contrary herein, if the issuance of shares or payment of cash under an Agreement constitutes the payment to a Participant of nonqualified deferred compensation for purposes of Section 409A of the Code and the Participant is a “specified employee” (as determined under Treas. Reg. § 1.409A-1(i)), then such issuance of Shares or payment of cash shall, to the extent necessary to comply with the requirements of Section 409A of the Code, be made on the later of (a) the date specified in the Agreement or (b) the date that is six (6) months after the date of the Participant’s separation from service (or, if earlier, the date of the Participant’s death).  In no event shall the Company or any of its Affiliates have any liability to any Participant with respect to any Award failing to qualify for any specific tax treatment (such as an Option designated as an incentive stock option failing to qualify for treatment as an incentive stock option under Section 422 of the Code) or for any taxes or penalties incurred by a Participant under Section 409A of the Code with respect to any Award.  The Committee may grant Awards that qualify as performance-based compensation under Section 162(m) and awards that do not so qualify.

***

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 16, 2014

NUMEREX CORP.

BROKER LOGO HERE

Return Address Line 1
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51 MERCEDES WAY
EDGEWOOD NY 11717

Investor Address Line 1
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Investor Address Line 4
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John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 17, 2014
Date: May 16, 2014 **Time:** 11:00 AM EDT
Location: Terrace Level Conference Ctr.
City View Building
3330 Cumberland Blvd, SE
Atlanta, Georgia 30339

B A R C O D E

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Annual Report 2. Notice & Proxy Statement

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 04, 2014 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "*legal proxy.*" To do so, please follow the instructions at *www.proxyvote.com* or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

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0000205107_2 R1.0.0.51160

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors
   Nominees

01 George Benson	02 E.J.Constantine	03 Tony G. Holcombe	04 Sherrie G.McAvoy	05 Stratton J. Nicolaides
06 Jerry A. Rose	07 Andrew J. Ryan			

The Board of Directors recommends you vote FOR the following proposal(s):

4 to adopt the 2014 Stock and Incentive Plan.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS
AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

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